EXECUTION


                           STOCK PURCHASE AGREEMENT

                                     among

                         CPS HOLDINGS, LLC, as SELLER

                          CURASCRIPT PHARMACY, INC.,

                        CURASCRIPT PBM SERVICES, INC.,

                                      and

                        Express Scripts, Inc., as BUYER



                               December 19, 2003




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                               TABLE OF CONTENTS


ARTICLE I

  PURCHASE AND SALE OF SHARES AND BUYER PAYMENTS...............................1
    1.01 Purchase and Sale of Shares...........................................1
    1.02 Calculation of Actual and Estimated Purchase Price....................1
    1.03 Estimated Net Working Capital; Transaction Tax Benefits...............2
    1.04 The Closing; Payments for Shares, Indebtedness, Seller Expenses,
         Retention Payments and Employee Bonus Payments...................... .2
    1.05 Final Net Working Capital Calculation.................................3
    1.06 Post-Closing Adjustment Payment.......................................4
    1.07 Escrow................................................................4

ARTICLE II

  CONDITIONS TO CLOSING........................................................5
    2.01 Conditions to Each Party's Obligations................................5
    2.02 Conditions to Buyer's Obligations.....................................5
    2.03 Conditions to the Seller's Obligations................................7

ARTICLE III

  REPRESENTATIONS AND
  WARRANTIES OF SELLER.........................................................7
    3.01 Organization and Authority............................................7
    3.02 Execution and Delivery; Valid and Binding Agreement...................8
    3.03 Noncontravention......................................................8
    3.04 Ownership of Capital Stock............................................8
    3.05 Brokers Fees..........................................................8
    3.06 Assets and Business of Seller.........................................9

ARTICLE IV

  REPRESENTATIONS AND WARRANTIES CONCERNING
  THE COMPANIES AND THE COMPANY SUBSIDIARIES...................................9
    4.01 Organization and Corporate Power......................................9
    4.02 Subsidiaries..........................................................9
    4.03 Authorization; No Breach; Valid and Binding Agreement................10
    4.04 Capital Stock........................................................10
    4.05 Financial Statements.................................................11
    4.06 Absence of Certain Developments......................................11
    4.07 Title to Properties..................................................13
    4.08 Tax Matters..........................................................14
    4.09 Contracts and Commitments............................................15
    4.10 Intellectual Property................................................15
    4.11 Litigation...........................................................15


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    4.12 Governmental Consents, etc...........................................15
    4.13 Employee Benefit Plans...............................................15
    4.14 Insurance............................................................15
    4.15 Compliance with Laws.................................................15
    4.16 Environmental Matters................................................15
    4.17 Affiliated Transactions..............................................15
    4.18 Employees............................................................15
    4.19 Brokerage............................................................15
    4.20 Undisclosed Liabilities..............................................15
    4.21 Customers and Suppliers..............................................15
    4.22 Inventory............................................................15
    4.23 Accounts Receivable; Accounts Payable................................15
    4.24 Bank Accounts........................................................15

ARTICLE V

  REPRESENTATIONS AND WARRANTIES OF BUYER.....................................15
    5.01 Organization and Power...............................................15
    5.02 Authorization; Valid and Binding Agreement...........................15
    5.03 No Breach............................................................15
    5.04 Governmental Consents, etc...........................................15
    5.05 Litigation...........................................................15
    5.06 Brokerage............................................................15
    5.07 Investment Representation............................................15
    5.08 Financing............................................................15

ARTICLE VI

  PRE-CLOSING COVENANTS.......................................................15
    6.01 Conduct of the Business..............................................15
    6.02 Access to Books and Records..........................................15
    6.03 Regulatory Filings...................................................15
    6.04 Conditions...........................................................15
    6.05 Exclusive Dealing....................................................15
    6.06 Notification.........................................................15
    6.07 Insurance............................................................15
    6.08 Certain Information..................................................15

ARTICLE VII

  COVENANTS OF BUYER..........................................................15
    7.01 Access to Books and Records..........................................15
    7.02 Notification.........................................................15
    7.03 Director and Officer Liability and Indemnification...................15
    7.04 Regulatory Filings...................................................15
    7.05 Conditions...........................................................15



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    7.06 Contact with Customers and Suppliers.................................15
    7.07 Employee Benefits....................................................15
    7.08 Duke Letter of Credit................................................15

ARTICLE VIII

  TERMINATION.................................................................15
    8.01 Termination..........................................................15
    8.02 Effect of Termination................................................15

ARTICLE IX

  INDEMNIFICATION.............................................................15
    9.01 Survival.............................................................15
    9.02 Indemnification by the Seller for the Benefit of Buyer...............15
    9.03 Indemnification by the Buyer for the Benefit of the Seller...........15
    9.04 Manner of Payment....................................................15
    9.05 Defense of Third Party Claims........................................15
    9.06 Determination of Loss Amount.........................................15

ARTICLE X

  TAX MATTERS.................................................................15
    10.01 Tax Returns and Reports.............................................15
    10.02 Liability for Taxes for Post-Closing Tax Periods....................15
    10.03 Refunds and Credits.................................................15
    10.04 Contest Provisions..................................................15
    10.05 Cooperation.........................................................15
    10.06 FIRPTA Certificate..................................................15
    10.07 Transfer Taxes......................................................15

ARTICLE XI

  ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES..........................15
    11.01 Disclosure Generally................................................15
    11.02 Acknowledgment by Buyer and Seller..................................15
    11.03 Further Assurances..................................................15
    11.04 Non-Compete for Employees...........................................15

ARTICLE XII

  DEFINITIONS.................................................................15
    12.01 Definitions.........................................................15
    12.02 Cross-Reference of Other Definitions................................15



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ARTICLE XIII

  MISCELLANEOUS...............................................................15
    13.01 Press Releases and Communications; Certain Disclosure...............15
    13.02 Expenses 15
    13.03 Knowledge Defined...................................................15
    13.04 Notices  15
    13.05 Assignment..........................................................15
    13.06 Severability........................................................15
    13.07 References..........................................................15
    13.08 No Strict Construction..............................................15
    13.09 Amendment and Waiver................................................15
    13.10 Complete Agreement..................................................15
    13.11 Counterparts........................................................15
    13.12 Specific Performance................................................15
    13.13 Third Party Beneficiaries...........................................15
    13.14 Waiver of Jury Trial................................................15
    13.15 Consent to Jurisdiction.............................................15
    13.16 Governing Law.......................................................15




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                                   EXHIBITS

Exhibit A..................Closing Certificate of the Companies

Exhibit B..................Closing Certificate of the Seller

Exhibit C..................Closing Certificate of Buyer

Exhibit D..................Form of Escrow Agreement

Exhibit E..................Form of FIRPTA Certificate

Exhibit F..................Form of Release





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                                   SCHEDULES

                                                             Section Reference

Affiliated Transactions Schedule.......................................4.17

Authorization Schedule..............................................4.03(b)

Bank Account Schedule..................................................4.24

Capital Expenditure Schedule........................................6.01(a)

Compliance Schedule.................................................4.15(e)

Contracts Schedule.....................................................4.09

Covenant Exceptions Schedule........................................6.01(b)

Developments Schedule..................................................4.06

Employee Benefits Schedule..........................................4.13(a)

Employee Bonus Payments Schedule......................................12.01

Employee Schedule......................................................4.18

Environmental Matters Schedule.........................................4.16

Financial Statements Schedule..........................................4.05

Indebtedness Schedule.................................................12.01

Insurance Schedule.....................................................4.14

Intellectual Property Schedule.........................................4.10

Leased Personal Property Schedule...................................4.07(a)

Leased Real Property Schedule.......................................4.07(b)

Liabilities Schedule...................................................4.20

Liens Schedule......................................................4.07(a)

Litigation Schedule....................................................4.11

Retention Payments Schedule...........................................12.01



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Seller Authorization Schedule..........................................3.03

Subsidiary Schedule....................................................4.02

Severance Schedule.....................................................7.07

Taxes Schedule.........................................................4.08




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                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of December 19, 2003, by and among Express Scripts, Inc., a Delaware corporation ("Buyer"), CuraScript Pharmacy, Inc., a Delaware corporation ("Pharmacy"), CuraScript PBM Services, Inc., a Delaware corporation ("PBM Services") and CPS Holdings, LLC, a Delaware limited liability company (the "Seller"). Each of Pharmacy and PBM Services is referred to individually as a "Company," and collectively, as the "Companies". Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XI. Each of the Seller, Buyer and each Company shall be known herein as a "Party" and collectively as the "Parties".

     WHEREAS, as of the date hereof, the issued and outstanding shares of Pharmacy's capital stock consists of 1,029.92 shares of common stock, par value $0.01 per share (the "Pharmacy Common Stock"), and the issued and outstanding shares of PBM Services' capital stock consists of 1,000 shares of common stock, par value $0.01 per share (the "PBM Services Common Stock") and Seller owns all of the Pharmacy Common Stock and PBM Services Common Stock (collectively the "Shares"); and

     WHEREAS, subject to the terms and conditions of this Agreement, Buyer desires to acquire from the Seller all of the Shares and the Seller desires to sell to Buyer all of the Shares.

     NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                PURCHASE AND SALE OF SHARES AND BUYER PAYMENTS

     1.01 Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from the Seller, all of the Shares against payment by Buyer of an amount in cash equal to the Purchase Price (as defined in Section 1.02(i)). The portion of the Purchase Price to be paid at the Closing to the Seller will be an amount in cash equal to the Estimated Purchase Price (as defined in Section 1.02(ii)); and such amount shall be paid at the Closing as follows: (i) Buyer shall pay $40,000,000 of the Estimated Purchase Price (the "Escrow Deposit") to the Escrow Agent to be held in escrow subject to the terms of this Agreement and the Escrow Agreement, and (ii) Buyer shall pay the remainder of the Estimated Purchase Price to Seller.

     1.02 Calculation of Actual and Estimated Purchase Price.

          (i) For purposes of this Agreement, "Purchase Price" shall mean an amount equal to (A) $335,000,000 (the "Base Consideration"), minus (B) the outstanding principal amount of and accrued interest on Indebtedness (other than Retained Indebtedness on the Indebtedness Schedule) as of the Closing, minus (C) the aggregate amount of the Employee Bonus Payments, minus (D) the aggregate amount of the Retention Payments, plus (E) the aggregate amount of the Transaction Tax Benefits, minus (F) the amount, if any, of any Seller Expenses paid by Buyer or the Companies at the Closing, plus (G) the amount, if any, by which the Net Working Capital exceeds $31,100,000 (the "NWC Target"), minus (H) the amount, if any, by which the Net Working Capital is less than the NWC Target.

          (ii) For purposes of this Agreement, "Estimated Purchase Price" shall mean an amount equal to (A) the Base Consideration, minus (B) the outstanding principal amount of and accrued interest on Indebtedness (other than Retained




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     Indebtedness on the Indebtedness Schedule) as of the Closing, minus
     (C) the aggregate amount of the Employee Bonus Payments, minus (D) the aggregate amount of the Retention Payments, plus (E) the aggregate amount of the Transaction Tax Benefits, minus (F) the amount, if any, of any Seller Expenses paid by Buyer or the Companies at the Closing, plus (G) the amount, if any, by which the Estimated Net Working Capital exceeds the NWC Target, minus (H) the amount, if any, by which the Estimated Net Working Capital is less than the NWC Target.

     1.03 Estimated Net Working Capital; Transaction Tax Benefits. Prior to Closing, (a) Seller shall deliver to Buyer its calculation of the Transaction Tax Benefits, which shall be subject to the reasonable approval of the Buyer and (b) the Parties shall attempt to jointly agree upon an estimate of the Net Working Capital (the "Estimated Net Working Capital"). In the event the parties do not agree on the Estimated Net Working Capital, the Estimated Net Working Capital will be deemed to equal the NWC Target.

     1.04 The Closing; Payments for Shares, Indebtedness, Seller Expenses, Retention Payments and Employee Bonus Payments.

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis LLP located at 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on January 30, 2004 or if any of the conditions to the Closing set forth in Article II (other than those to be satisfied at the Closing) have not been satisfied or waived by the party entitled to the benefit thereof then on the fifth Business Day following satisfaction or waiver of all of the closing conditions set forth in Article II (other than those to be satisfied at the Closing) or on such other date as is mutually agreeable to Buyer and the Seller. The date and time of the Closing are referred to herein as the "Closing Date."

     (b) At the Closing, Seller and the Escrow Agent shall receive payment by Buyer of an amount in cash as calculated in Section 1.02(ii) in exchange for the delivery to Buyer of stock certificates evidencing the Shares duly endorsed for transfer or accompanied by appropriate transfer documents. Payment for the Shares shall be made by wire transfer of immediately available funds to (i) in the case of Seller, an account or accounts specified by Seller at least two Business Days prior to the Closing, and (ii) in the case of Escrow Agent, to the account specified by the Escrow Agent at least two Business Days prior to the Closing.

     (c) At the Closing:




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          (i) Buyer shall repay, or cause to be repaid, on behalf of the
     Companies and the Company Subsidiaries, the then outstanding balance of Closing Indebtedness by wire transfer of immediately available funds as specified in the payoff letters referred to in Section 2.01(f)(iii);

          (ii) Buyer shall pay, or cause to be paid, on behalf of the Seller, the Seller Expenses by wire transfer of immediately available funds to accounts specified by Seller prior to the Closing;

          (iii) Buyer shall cause the Companies to pay with funds provided by Buyer the Retention Payments less any and all applicable withholding Taxes, through the Companies' payroll system by wire or check; and

          (iv) Buyer shall cause the Companies to pay with funds provided by Buyer the Employee Bonus Payments less any and all applicable withholding Taxes, through the Companies' payroll system by wire or check.

Buyer shall cause the Companies to make timely payment to the appropriate taxing authority or authorities of any amounts withheld from payment to the Retention Payment Recipients and Employee Bonus Recipients pursuant to Sections 1.04(c)(iii) and 1.04(c)(iv).

     1.05 Final Net Working Capital Calculation.

     (a) As promptly as possible, but in any event within 40 days after the Closing Date, Buyer will deliver to the Seller its calculations of the Net Working Capital (the "Preliminary Closing Statement"). After delivery of the Preliminary Closing Statement, the Seller and its accountants shall be permitted reasonable access to review the Companies' and Company Subsidiaries' books and records and work papers related to the preparation of the Preliminary Closing Statement. The Seller and its accountants may make inquiries of Buyer, the Companies, the Company Subsidiaries and their respective accountants regarding questions concerning or disagreements with the Preliminary Closing Statement arising in the course of their review thereof, and Buyer shall use its, and shall cause the Companies and Company Subsidiaries to use their, reasonable best efforts to cause any such accountants to cooperate with and respond to such inquiries. If the Seller has any objections to the Preliminary Closing Statement, the Seller shall deliver to Buyer a statement setting forth its objections thereto (an "Objections Statement"). If an Objections Statement is not delivered to Buyer within 15 days after delivery of the Preliminary Closing Statement, the Preliminary Closing Statement shall be final, binding and non-appealable by the parties hereto. The Seller and Buyer shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within 15 days after the delivery of the Objections Statement, the Seller and Buyer shall submit such dispute to KPMG LLP, or if such firm is unwilling or unable to serve, the Seller and Buyer shall engage some other mutually agreeable "Big 4" accounting firm (the "Independent Auditor"). The Seller and Buyer shall use their commercially reasonable efforts to cause the Independent Auditor to resolve all disagreements as soon as practicable. The resolution of the dispute by the Independent Auditor shall be final, binding and non-appealable on the parties hereto. The costs and expenses of the Independent Auditor shall be paid equally by Buyer and the Seller. The Preliminary Closing Statement as finally modified by the parties' mutual agreement, the Seller's





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failure to file an Objections Statement and/or the decisions of the
Independent Auditor shall be referred to herein as the "Closing Statement".

     (b) If the Net Working Capital as finally determined pursuant to clause
(a) above is greater than the Estimated Net Working Capital, Buyer shall pay to the Seller such excess in accordance with Section 1.06. If the Net Working Capital as finally determined pursuant to clause (a) above is less than the Estimated Net Working Capital, the Seller shall pay such shortfall to Buyer in accordance with Section 1.06.

     1.06 Post-Closing Adjustment Payment. The Buyer shall promptly (but in any event within five Business Days after the determination of the final Closing Statement) deliver to the Seller the net positive amount, if any, determined pursuant to Section 1.05 to be due by Buyer to Seller (plus simple interest on such amount at the rate of interest announced publicly from time to time by Citibank, N.A. as its prime rate from the Closing Date through the date of payment) by wire transfer of immediately available funds to an account or accounts designated by the Seller. The Seller shall direct the Escrow Agent to promptly (but in any event within five Business Days after the determination of the final Closing Statement) deliver to Buyer the net positive amount, if any, determined pursuant to Section 1.05 to be due by the Seller to Buyer (plus simple interest on such amount at the rate of interest announced publicly from time to time by Citibank, N.A. as its prime rate from the Closing Date through the date of payment), by wire transfer of immediately available funds to one or more accounts designated by Buyer to the Seller and the Escrow Agent.

     1.07 Escrow. At the Closing, as provided in Section 1.01, Buyer will deliver the Escrow Deposit to the Escrow Agent. The Escrow Deposit shall be governed by the terms of this Agreement and of an escrow agreement (the "Escrow Agreement") among Buyer, the Seller and the Escrow Agent, substantially in the form of Exhibit A (subject to revisions required by the Escrow Agent and agreed to by Buyer and the Seller). As provided in this Agreement and the Escrow Agreement, the Escrow Deposit shall be held in an account (the "Escrow Account"). Of the $40,000,000 initially deposited to the Escrow Account, $30,000,000 (the "Indemnification Escrow Amount") shall be available to satisfy the payment and discharge of obligations, if any, of Seller under Section 1.06 and Section 9.02 and the remaining $10,000,000 (the "NWC Escrow Amount") shall be available to satisfy only the payment and discharge of obligations, if any, of Seller under Section 1.06. Subject to the conditions and limitations set forth in the Escrow Agreement, after the determination of the final Closing Statement and payment by Seller of amounts due to Buyer, if any, under Section 1.06, the remainder of the NWC Escrow Amount shall be paid to Seller in accordance with the terms of the Escrow Agreement. Subject to the conditions and limitations set forth in the Escrow Agreement, on March 30, 2005, the remainder of the Indemnification Escrow Amount will be paid to Seller in accordance with the terms of the Escrow Agreement.




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                                  ARTICLE II

                             CONDITIONS TO CLOSING

     2.01 Conditions to Each Party's Obligations. The respective obligations of each Party to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

     (a) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

     (b) No statute, rule, regulation, injunction, writ, judgment, decree or order shall have been enacted or issued by a Governmental Entity which would impair the full performance of the terms of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded and no proceeding or lawsuit will have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ, judgment, decree or other order; and

     (c) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required in connection with the execution, delivery or performance of this Agreement will have been obtained or made, except such consents, approvals, registrations, declarations or filings which are permitted by Law to be obtained or made after the Closing.

     2.02 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

     (a) The representations and warranties set forth in Articles III and IV of this Agreement shall in each case, if specifically qualified by Material Adverse Effect or materiality, be true and correct in all respects and, if not so qualified, be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made (other than those representations and warranties that address matters as of particular dates which shall be true and correct or true and correct in all material respects, as the case may be, at and as of such particular dates);

     (b) The Companies and the Seller shall each have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

     (c) Between the date hereof and the Closing Date, there shall not have occurred any Material Adverse Effect;

     (d) All relationships between the Companies and any Company Subsidiary, on the one hand, and GTCR Golder Rauner, LLC or, assuming payoff of the Indebtedness owed to





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it, GTCR Capital Partners, L.P. on the other hand, shall have been terminated without liability to the Companies, the Company Subsidiaries or Buyer to the reasonable satisfaction of Buyer;

     (e) The Companies or the Seller, as the case may be, shall have delivered to Buyer each of the following:

          (i) a certificate of each Company in the form set forth in Exhibit A, dated the Closing Date, stating that the conditions specified in
     Section 2.01(b) and in subsections (a) and (b) of Section 2.02, , as they relate to such Company, have been satisfied;

          (ii) a certificate of the Seller in the form of Exhibit B, dated the Closing Date, stating that the preconditions specified in Section 2.01(b) and in subsections (a) and (b) of Section 2.02, as they relate to the Seller, have been satisfied;

          (iii) payoff letters (which shall include commitments from the obligees to fully discharge and release all Liens affecting property or assets of the Companies and the Company Subsidiaries upon the receipt of the payoff amount) for the Closing Indebtedness set forth on the Indebtedness Schedule;

          (iv) resignations effective as of the Closing Date from such officers and directors of each Company and Company Subsidiary (solely with respect to their officer and director designations but not from employment by the Companies) as Buyer shall have requested in writing not less than five days prior to the Closing Date;

          (v) a copy of the certificate of incorporation of each Company and Company Subsidiary, certified by the Secretary of State of Delaware and a certificate of good standing from Delaware and each jurisdiction in which it is duly qualified to transact business, in each case, dated within 5 Business Days of the Closing Date;

          (vi) certified copies of the resolutions duly adopted by Seller's board of managers and each Company's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

          (vii) certified copies of the by-laws of each Company and Company Subsidiary; and

          (viii) the organizational record books, minute books and corporate seal (if any) of each Company and Company Subsidiary;

     (f) The Escrow Agreement shall have been executed and delivered by the Escrow Agent and the Seller; and

     (g) Buyer shall have received a legal opinion from counsel to the Seller in a form reasonably satisfactory to the Buyer.




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If the Closing occurs, all closing conditions set forth in this Section 2.02 which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Buyer unless agreed otherwise by Seller and Buyer.

     2.03 Conditions to the Seller's Obligations. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing:

     (a) The representations and warranties set forth in Article V in this Agreement shall, in each case, if specifically qualified by Material Adverse Effect or materiality, be true and correct in all respects, and if not so qualified, be true and correct in all material respects as of the date hereof and as of the Closing as though then made (other than those representations and warranties that address matters as of particular dates which shall be true and correct or true and correct in all material respects, as the case may be, at and as of such particular dates);

     (b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

     (c) Buyer shall have delivered to the Seller certified copies of the resolutions duly adopted by Buyer's board of directors (or its equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of all transactions contemplated hereby and thereby;

     (d) Buyer shall have delivered to the Seller a certificate in the form set forth as Exhibit C, dated the Closing Date, stating that the preconditions specified in Section 2.01(b) and in subsections (a) and (b) of Section 2.03, as they relate to Buyer, have been satisfied;

     (e) Seller shall have received a legal opinion from counsel to the Buyer in a form reasonably satisfactory to the Seller; and

     (f) The Escrow Agreement shall have been executed and delivered by the Escrow Agent and the Buyer.

     If the Closing occurs, all closing conditions set forth in this Section
2.03 which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by the Seller unless agreed otherwise by Seller and Buyer.

                                 ARTICLE III

                              REPRESENTATIONS AND
                             WARRANTIES OF SELLER

              Seller represents and warrants to Buyer as follows:

     3.01 Organization and Authority. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware, and Seller has all requisite limited liability company power and authority and full legal capacity to execute and deliver this Agreement and, as applicable, any other certificate, agreement, document or other





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


instrument to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Agreements"), and to perform its obligations hereunder and thereunder.

     3.02 Execution and Delivery; Valid and Binding Agreement. All corporate actions and proceedings necessary to be taken by or on the part of Seller in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby have been or will prior to the Closing be duly and validly taken. This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by Seller, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

     3.03 Noncontravention. Neither the execution and the delivery of this Agreement and the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity (collectively, "Laws") to which Seller is subject or any provision of Seller's limited liability company agreement, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject or result in the creation of any Lien upon the Shares or (c) with respect to Seller, require the consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person, except those specifically identified on the attached Seller Authorization Schedule and except for the applicable requirements of the HSR Act.

     3.04 Ownership of Capital Stock. Seller is the record owner of 1,029.92 shares of Pharmacy Common Stock and 1,000 shares of PBM Services Common Stock. At the Closing, Seller shall transfer to Buyer good title to such Shares, free and clear of all claims, pledges, security interests, liens, charges, encumbrances (collectively, the "Liens"), options, proxies, purchase rights, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions.

     3.05 Brokers Fees. Except for the fees and expenses of J.P. Morgan Securities, Inc., Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.06 Assets and Business of Seller. The Shares constitute the sole assets of Seller, and Seller is not engaged in any business activity except as necessary in connection with its ownership of the Shares.

     3.07 Status of Seller. The Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Code.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES CONCERNING
                  THE COMPANIES AND THE COMPANY SUBSIDIARIES

              The Companies represent and warrant to Buyer that:

     4.01 Organization and Corporate Power. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted, except where the failure to be in good standing would not have a Material Adverse Effect. Each Company is duly qualified to do business and is in good standing as a foreign corporation to transact business under the laws of each jurisdiction in which its ownership of property or the conduct of businesses as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect. The Companies have made available to Buyer true and complete copies of the organizational documents of each Company as currently in effect and its corporate record books with respect to actions taken by its shareholders and directors.

     4.02 Subsidiaries. Except as set forth on the attached Subsidiary Schedule, no Company or Company Subsidiary owns or holds the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person. Each Company Subsidiary is wholly owned by a Company as indicated on the Subsidiary Schedule. Each Company Subsidiary identified on the Subsidiary Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation, (i) has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and (ii) is duly qualified to do business and is in good standing as a foreign corporation to transact business under the laws of each jurisdiction in which its ownership of property or the conduct of businesses as now conducted requires it to qualify, except where the failure to be in good standing or in the case of clause (i) to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect. The Companies have made available to Buyer true and complete copies of the organizational documents of each Company Subsidiary as currently in effect and its corporate record books with respect to actions taken by its shareholders and directors.

     4.03 Authorization; No Breach; Valid and Binding Agreement.

     (a) Each Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Transaction Documents, as applicable, will be as of Closing, duly authorized, executed and delivered by each Company. The performance by each Company of the obligations under this Agreement and, to the extent applicable, the Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary action or proceeding required to be taken therefor. Assuming that this Agreement is a valid and binding obligation of Buyer, this Agreement constitutes and each Transaction

Document will constitute a valid and binding obligation of each Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

     (b) Neither the execution and the delivery of this Agreement and the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any Law which either Company is subject or any provision of either Company's limited liability company agreement, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Company is a party or by which it is bound or to which any of its assets is subject or result in the creation of any Lien upon the shares of any Company Subsidiary or (c) require the consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person, except those specifically identified on the attached Authorization Schedule and except for the applicable requirements of the HSR Act.

     4.04 Capital Stock.

     (a) The entire authorized capital stock of Pharmacy consists of 3,000 shares of Pharmacy Common Stock, of which 1,029.92 shares are issued and outstanding and none of which are held in treasury. The authorized capital stock of PBM Services consists of 1,000 shares of PBM Services Common Stock, all of which are issued and outstanding and none of which are held in treasury. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Neither Company has any other capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding (including any rights of first refusal, transfer restrictions or preemptive rights) relating to the capital stock of either Company. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of either Company of any kind. There are no agreements or other obligations (contingent or otherwise) which require either Company to repurchase, redeem or otherwise acquire any shares of such Company's capital stock or other equity securities. The attached Indebtedness Schedule sets forth all of the outstanding Indebtedness and capital leases of the Companies and the Company Subsidiaries as of the date hereof. There are no outstanding bonds, debentures, notes or other Indebtedness having the right to vote, whether contingent or otherwise, on any matters on which stockholders of the Companies may vote.

     (b) All of the issued and outstanding shares of capital stock of each Company Subsidiary are beneficially owned directly by one of the Companies, and all such shares have been validly issued, are fully paid and nonassessable and are owned free and clear of all Liens except Permitted Liens. Except for capital stock owned by the Companies, no Company Subsidiary has any other capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding (including any rights of first refusal, transfer restrictions or preemptive rights) relating to the capital stock of any Company Subsidiary. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of any Company Subsidiary of any kind. There are no agreements or other obligations (contingent or otherwise) which require any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of such Company Subsidiary's capital stock or other equity securities. There are no outstanding bonds, debentures, notes or other Indebtedness having the right to vote, whether contingent or otherwise, on any matters on which stockholders of any Company Subsidiaries may vote.

     4.05 Financial Statements. The Seller has furnished Buyer with true and correct copies of (i) the unaudited consolidated balance sheet of the Seller and its Subsidiaries as of October 31, 2003, and the related consolidated statement of income and cash flows for the 10-month period then ended (the "Interim Financial Statements") and (ii) the audited consolidated balance sheets and statements of income and cash flows of Seller and its Subsidiaries as of and for the fiscal years ended December 31, 2002 and December 31, 2001 (in each case including the related notes and schedules thereto) (the "Audited Financial Statements"). Except as set forth on the attached Financial Statements Schedule, such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and absence of footnotes) and have been based upon the information concerning the Seller and its Subsidiaries contained in the Seller's and its Subsidiaries' books and records, and present fairly in all material respects the financial condition and results of operations of the Seller and its Subsidiaries (taken as a whole) as of the times and for the periods referred to therein.

     4.06 Absence of Certain Developments. Since the date of the latest Audited Financial Statements, there has not been any Material Adverse Effect or any damage, destruction, loss or casualty to property or assets of the Companies and the Company Subsidiaries with a value in excess of $50,000, whether or not covered by insurance. Except as set forth on the attached Developments Schedule and except as expressly contemplated by this Agreement, since the date of the latest Audited Financial Statements, each Company and Company Subsidiary has conducted its respective businesses in the ordinary course of business and consistent with past practice and no Company or Company Subsidiary has:

     (a) borrowed any amount or incurred or become subject to any liabilities (other than liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements);

     (b) mortgaged, pledged or subjected to any material Lien, any portion of its assets, except Permitted Liens;

     (c) sold, assigned or transferred any portion of its tangible assets, except in the ordinary course of business;

     (d) sold, assigned or transferred any Intellectual Property, except in the ordinary course of business;

     (e) suffered any material extraordinary losses or waived any rights of material value;

     (f) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, any bonds or debt securities;

     (g) made any material capital expenditures or commitments that aggregate in excess of $50,000, other than capital expenditures made in accordance with the Projections;

     (h) changed any of the accounting policies, practices or procedures of the Seller and its Subsidiaries except as required by GAAP;

     (i) made any political contributions or made any bribes, kickback payments or other illegal payments;

     (j) amended or modified its charter or bylaws;

     (k) declared any dividend-in-kind, pay or set aside for payment any dividend-in-kind or other distribution of property or assets (other than cash);

     (l) (i) increased the compensation or fringe benefits of any Company Employee (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) granted any severance or termination pay to any Company Employee except in the ordinary course of business consistent with past practice and not greater than $25,000 to any individual, (iii) loaned or advanced money or other property to any Company Employee, (iv) established, adopted, entered into, amended or terminated any Plan, collective bargaining agreement (other than as may be required by the terms of an existing Plan or collective bargaining agreement, or as may be required by applicable law or in order to qualify under Sections 401 and 501 of the Code), or (v) granted any equity or equity-based awards to any Company Employee;

     (m) settled or compromised any suit, claim, proceeding or dispute or threatened suit, claim, proceeding or dispute if such settlement or compromise would result in (i) an injunction or similar relief or (ii) an obligation to pay an amount after Closing the liability for which would not appear in the Preliminary Closing Statement; and

     (n) made or changed any material Tax election, changed any annual Tax accounting period, changed any material method of Tax accounting or filed for any change in accounting method, filed any material amended Tax Return, entered into any closing agreement relating to Taxes, waived or extended the statute of limitations in respect of material Taxes, settled any Tax claim or assessment or surrendered any right to claim for a Tax refund.

     4.07 Title to Properties.

     (a) Except as set forth on the Liens Schedule, each of the Companies and Company Subsidiaries own good and marketable title to, or hold pursuant to valid and enforceable leases, all of the intangible and tangible personal property (including equipment) and assets of such entity, free and clear of all Liens, except for Permitted Liens. No person other than the Companies and the Company Subsidiaries owns any tangible personal property or assets situated on the premises of the Companies or Company Subsidiaries or used to conduct the business of the Companies, except for the leased items that are subject to the personal property leases set forth on the attached Leased Personal Property Schedule.

     (b) Part I of the Leased Real Property Schedule sets forth all of the real property used by the Companies and the Company Subsidiaries. The real property demised by the leases described on Part II of the attached Leased Real Property Schedule (the "Leased Real Property") constitutes all of the real property leased by each Company and Company Subsidiary. Except as set forth on the attached Leased Real Property Schedule, the Leased Real Property leases are in full force and effect against the Company or Company Subsidiary party thereto, and to Companies' knowledge, to the other persons party thereto, subject to the limitations of bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Companies have made available to Buyer true and correct copies of all leases listed on the Leased Real Property Schedule (including all amendments, extensions, renewals, guarantees and other Agreements with respect thereto).

     (c) Each Leased Real Property lease is the legal, valid and binding obligation of the Company or Company Subsidiary party thereto, and to Companies' knowledge, to the other persons party thereto, and each is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies. Except for such matters as would not result in a Material Adverse Effect, each Company or Company Subsidiary has performed all obligations required to be performed by it under the Leased Real Property lease and is not in default thereunder, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by any Company or Company Subsidiary, or, to Companies' knowledge, by any other party thereto, under any Leased Real Property lease. Except for such matters as would not result in a Material Adverse Effect, the Companies' and the Company Subsidiaries' possession and quiet enjoyment of the Leased Real Property under such Leased Real Property lease has not been distributed and to Companies' knowledge, there are no disputes with respect to such Leased Real Property lease. No security deposit or portion thereof deposited with respect to such Leased Real Property lease has been applied in respect of a breach or default under such Leased Real Property lease which has not been redeposited in full. The Companies and the Company Subsidiaries do not, and will not in the future, owe any brokerage commissions or finder's fees with respect to such Leased Real Property lease. The other party to such Leased Real Property lease is not Seller or an Affiliate of Seller. Except as set forth in the Leased Real Property Schedule, Seller has not subleased, licensed or otherwise granted any Person the right to use or occupy such Lease Real Property.

     (d) No Company or Company Subsidiary owns any real property.

     4.08 Tax Matters. Except as set forth on the Taxes Schedule, (i) the Company and Company Subsidiaries have timely filed all Tax Returns required to be filed by them (taking into account all applicable extensions), (ii) all Taxes due and payable by the Company and Company

Subsidiaries (whether or not shown on any Tax Return) have been fully paid or reserved for (excluding any reserve for deferred Taxes) on the Company's financial statements in accordance with GAAP, (iii) no Company or Company Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return, (iv) no claim has ever been made by an authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (v) no federal, state, local or foreign Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or a Company Subsidiary, (vi) no Company or Company Subsidiary has received from any federal, state, local or foreign taxing authority (including jurisdictions where the Company or Company Subsidiary has not filed Tax Returns) any (A) written notice indicating an intent to open a Tax audit or other review of Taxes, or (B) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or Company Subsidiary, (vii) every Tax Return provided to the Buyer by the Company and Company Subsidiaries is a correct and complete copy of such Tax Return, (viii) no Company or Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, (ix) no Company or Company Subsidiary has any liability for the Taxes of another Person (other than a Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable state, local or foreign law), (x) each of the Company and the Company Subsidiaries has collected all sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entities, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations; (xi) each of the Company and the Company Subsidiaries has duly and timely withheld and paid over to the appropriate taxing authorities all Taxes required to be have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party under all applicable laws and regulations; (xii) there is no tax sharing agreement that will require any payment by any of the Company or the Company Subsidiaries after the Closing Date and (xiii) within the two years prior to the Closing Date, no Company or Company Subsidiary has distributed the stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

     4.09 Contracts and Commitments.

     (a) Except as set forth on the attached Contracts Schedule, no Company or Company Subsidiary is party to any: (i) agreement relating to any acquisition of a business by such Company or Company Subsidiary within the last three years; (ii) collective bargaining agreement or contract with any labor union;
(iii) written bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 4.13 or the schedules relating thereto; (iv) stock purchase, stock option or similar plan;
(v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis with annual payments in excess of $100,000; (vi) agreement, indenture, note or any other evidence relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien except Permitted Liens on any material portion of such Company's or such Company

Subsidiary's assets; (vii) guaranty of any obligation for borrowed money or other guaranty; (viii) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $100,000; (ix) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal (including equipment), for which the annual rental exceeds $100,000;
(x) contract or group of related contracts with the same party and its Affiliates to provide products or services under which the undelivered balance of such products and services has a selling price in excess of $100,000; (xi) contract which prohibits such Company or such Company Subsidiary from freely engaging in business anywhere in the world; (xii) contract or group of contracts with suppliers of pharmaceutical products under which the undelivered balance of such products has a sales price in excess of $100,000;
(xiii) agreement for capital expenditures by the Companies or Company Subsidiaries in excess of $50,000; (xiv) agreement, contract or other arrangement with Seller or any Affiliate of Seller (other than a Company or Company Subsidiary); (xv) any other Contract or group of related Contracts either involving more than $500,000 of revenue or payments for the period from January 1, 2003 through and including November 30, 2003, or not entered into in the ordinary course of business, or (xvi) contract with any drug company (all of the foregoing agreements, contracts and leases, the "Company Contracts").

     (b) The Companies have made available to Buyer true and correct copies of all written contracts listed on the Contracts Schedule.

     (c) Each Company Contract: (i) is legal, valid, binding, enforceable, and in full force and effect against the Company party thereto and to the Companies' knowledge, the other party thereto; and (ii) the Companies and the Company Subsidiaries are not and to the Company's knowledge no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Company Contract. There is no Company Contract that under which any Company or Company Subsidiary (i) is at risk for all or any part of the drug ingredient cost (including but not limited to any capitated contracts, risk-sharing or "risk band" contracts, contracts with performance guarantees related to the drug ingredient cost, or similar contracts), (ii) guarantees a minimum rebate amount (whether stated as a percentage, a specific amount per prescription, or otherwise) to the customer, other than as set out on the attached Contracts Schedule, or (iii) except as set forth on the Contracts Schedule, undertakes to offer the customer the best pricing offered to any other customer or class of customers.

     4.10 Intellectual Property.

     (a) The Intellectual Property Schedule sets forth a complete and correct list of all of the following that are owned by, used by, or entered into by the Companies or Company Subsidiaries: (i) patents or pending patent applications; (ii) registered or material trademarks, service marks, trade names, corporate names and Internet domain names; (iii) registered copyrights;
(iv) Software; and (vi) all licenses covering intellectual property rights to which the Seller or its Affiliates is a party, either as licensee or licensor, or an express third-party beneficiary.

     (b) Except as set forth on the Intellectual Property Schedule: (i) the Companies or Company Subsidiaries own and possess all right, title and interest in and to, or has a valid and enforceable license to use, free and clear of all Liens (other than Permitted Liens), all of the Intellectual Property set forth on the Intellectual Property Schedule; (ii) no claim by any third Person contesting the validity, enforceability, use or ownership of the scheduled Intellectual Property has been made, is currently outstanding or, to the Companies' knowledge, is threatened; (iii) to the Companies' knowledge, no expiration of any of the scheduled Intellectual Property is threatened or pending, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Seller); and (v) to the Companies' knowledge, no third Person has infringed, misappropriated or otherwise conflicted with any of such Intellectual Property.

     4.11 Litigation.

     (a) Except as set forth on the attached Litigation Schedule, there are no actions, suits or proceedings pending or, threatened in writing or, to the Companies' knowledge, otherwise threatened against or relating to a Company or Company Subsidiary, at law or in equity, or before or by any Governmental Entity, which if determined adversely to such Company or Company Subsidiary would have a Material Adverse Effect, and no Company or Company Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or outstanding judgment, order or decree of any court or Governmental Entity, or, to the Companies' knowledge, any investigations or inquiries by any Governmental Entity.

     (b) The Companies have made available to Buyer copies of all material correspondence and other material written information relating to (i) the audit or review of the Companies' claims and records initiated by CIGNA in 2002 in its capacity as DMERC for Region D, (ii) the May 6, 2002 subpoena issued by the U.S. Attorney's Office in Boston and the related investigation and (iii) the August 5, 2003 letter to Pharmacy from the Department of Justice and the related investigation. To the Companies' knowledge, no Company or Company Subsidiary (or employee thereof) is a target of the investigations described in clauses (ii) or (iii) in the prior sentence.

     4.12 Governmental Consents, etc. Without limiting the generality of
Section 4.15 (a):

     (1) Each Company and Company Subsidiary has all licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents, and orders, including permits from all Governmental Entities, ("Permits") required for the conduct of its business and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and Company Subsidiary owns or leases, except where the failure to have such Permits would not, individually or in the aggregate, have a Material Adverse Effect.

     (2) Each employee of any Company or Company Subsidiary, including Affiliated Professionals, has all Permits required for the performance of his or her duties for such Company or such Company Subsidiary, except where the failure to have such Permits would not, individually or in the aggregate, have a Material Adverse Effect.

     (3) No Company of Company Subsidiary or any of their respective Affiliated Professionals or other employees is in violation of any Permit or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

     (4) Without limiting the foregoing, each Company and Company Subsidiary possesses all material required Permits from the United States Drug Enforcement Administration ("DEA"), relevant state agencies, pharmacy boards and any Governmental Entity to receive, store and distribute pharmaceutical products, including pharmaceutical products regulated as controlled substances, at and from its pharmacies.

     4.13 Employee Benefit Plans.

     (a) The Employee Benefits Schedule sets forth a true and complete list of each Plan (other than any equity-incentive, employment, collective bargaining, bonus or incentive agreements of any Company or Company Subsidiary). Each of the Plans that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), is so qualified and has received a favorable determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination or prototype opinion letter within the applicable remedial amendment period under Section 401(b) of the Code, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, except as would not result in a material liability.

     (b) No Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA, a "Multiemployer Plan") or is subject to Title IV of ERISA, and neither of the Companies, the Company Subsidiaries, nor any of their respective ERISA Affiliates, have any liability or obligation in respect of, any Multiemployer Plan or any pension benefit plan subject to Title IV of ERISA.

     (c) With respect to the Plans, all material required contributions have been made or properly accrued.

     (d) With respect to the Plans, each Company has furnished to Buyer true and correct copies or, to the extent no such copy exists, an accurate description, (as applicable) of (i) the most recent determination or prototype opinion letter received from the Internal Revenue Service, (ii) the three most recent years Form 5500 annual reports, including attached schedules, audited financial statements, and actuarial valuation reports; (iii) any related trust agreement or other funding instrument; (iv) any summary plan description and other written communications (or a description of any oral communications) from any of the Companies or any Company Subsidiary to any Company Employee concerning the extent of the benefits provided under a Plan; and (v) a summary of any proposed amendments or changes anticipated to be made to the Plans at any time within the twelve months immediately following the date hereof.

     (e) (i) No event has occurred and no condition exists that would subject either of the Companies or any Company Subsidiary, either directly or by reason of their affiliation with any ERISA Affiliate, to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (ii) for each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (iii) no "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan that would result in a material liability, and no "reportable event" (as such term is defined in Section 4043 of the Code) that could reasonably be expected to result in material liability, or "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Plan; (iv) there is no present intention that any Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Plan at any time within the twelve months immediately following the date hereof; (v) no Plan provides for loans to employees; (vi) no Plan provides retiree welfare benefits and none of the Companies nor any Company Subsidiary have any obligations to provide any retiree welfare benefits, in each case, other than as required pursuant to Section 4980B of the Code.

     (f) With respect to any Plan: (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, or to the Companies' knowledge, threatened; (ii) to the Companies' knowledge, no facts or circumstances exist that could give rise to any such actions, suits or claims; and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or other governmental agencies are pending or in progress, or to the Companies' knowledge, threatened.

     (g) Other than the Employee Bonus Payments, the Retention Payments and the Senior Management Agreements set forth on the Contracts Schedule, no Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any other events), could result in (i) the payment to any Company Employee of any money or other property, (ii) the provision of any benefits or other rights of any Company Employee, or (iii) the increase, acceleration or provision of any payments, benefits or other rights to any Company Employee, whether or not any such payment, right or benefit would constitute a "parachute payment" within the meaning of Section 280G of the Code.

     (h) There has been no amendment to, written interpretation of or announcement (whether or not written) by any of the Companies or any Company Subsidiary relating to, or any change in employee participation or coverage under, any Plan that would materially increase the expense of maintaining such Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     (i) No Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States.

     (j) All persons classified as independent contractors of any of the Companies or any Company Subsidiary satisfy and have at all times satisfied the requirements of applicable law to be so classified. Each of the Companies and the Company Subsidiaries have fully and accurately reported such persons' compensation on IRS Form 1099 when required to do so. None of the Companies nor any Company Subsidiary has or has had any obligations to provide benefits with respect to such persons under any Plan or otherwise. Neither of the Companies nor any Company Subsidiary employs nor has any of them employed any "leased employees" as defined in Section 414(n) of the Code.

     (k) There is no contract, plan or arrangement (written or otherwise) covering any Company Employee that, individually or collectively, will, as of or after the Closing, give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or to an excise tax to any Company Employee pursuant to the terms of Section 4999 of the Code.

     4.14 Insurance. The attached Insurance Schedule lists each insurance policy maintained by or for the benefit of each Company and Company Subsidiary. All of such insurance policies are in full force and effect and will be maintained in full force and effect as they apply to any matter, action or event occurring through the Closing Date, and none of the Companies or Company Subsidiaries has reached or exceeded its policy limits for any insurance policies in effect at any time during the past three (3) years, no Company or Company Subsidiary is in default with respect to its material obligations under any of such insurance policies.

     4.15 Compliance with Laws.

     (a) Each of Seller, each Company and Company Subsidiary is in compliance in all material respects with all applicable Laws.

     (b) Without limiting the generality of clause (a) above, none of the Seller, the Companies or any Company Subsidiaries, nor any of the officers, directors, Affiliated Professionals and other employees of the Companies or any of the Company Subsidiaries while acting on behalf of such Seller, Companies or any Company Subsidiary, has engaged in any activity that would likely constitute a violation of, or that would likely serve as cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other federal health care program under the Laws pertaining to the federal Medicare and Medicaid programs, the federal Laws applicable to health care fraud and abuse and kickbacks, (including without limitation 42 U.S.C. ss. 1320a-7a, 42 U.S.C. ss. 1320a-7b, 42 U.S.C. ss.
1395nn and the federal Civil False Claims Act, 31 U.S.C. ss. 3729 et seq., related or similar statutes pertaining to the Federal Employees Health Benefit Program, the TRICARE program or any other federal health care program or the regulations promulgated pursuant to any of such statutes), or related or similar state Laws pertaining to Medicaid or any state health care or health insurance program, including without limitation:

     (1) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment

     (2) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

     (3) presenting or causing to be presented a claim for reimbursement under Medicare, Medicaid or any other federal health care program that is (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service that the Person presenting knows or should know that the claim is false or fraudulent;

     (4) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other federal health care program or (2) in return for, or to induce, the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or any other federal health care program; or

     (5) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a pharmacy operated by any Company or Company Subsidiary in order that the pharmacy may qualify for Medicare, Medicaid or any other federal health care program participation, or (2) information required to be provided under
          Section 1124A of the Social Security Act.

     (c) Without limiting the generality of clause (a) above, no Company, Company Subsidiary, the Seller or their respective Affiliates (while acting on behalf of Seller, any Company or Company Subsidiary) has made any payments to unions or union officials, other than payments by the Companies pursuant to pharmacy benefit management contracts made in the ordinary course of business, consistent with past practice.

     (d) Without limiting the generality of clause (a) above, as of the date hereof, no Company or Company Subsidiary has received written notice, nor been party to any action, to terminate the participation of such entity, or to exclude such entity from participation, in any Government Health Care Program or Private Health Care Plan. Without limiting the generality of the foregoing, since July 31, 2000, none of the Companies nor any Company Subsidiaries nor, to the Companies' knowledge, any Related Person or any Person that is a parent company or shareholder of, or partner in, a Subsidiary who has an indirect ownership interest (as that term is defined in 42 C.F.R. ss. 1001.1001(a)(2)) in any Company or any Company Subsidiary (i) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act, (ii) has been excluded from participation under Medicare, Medicaid or any other federal health care program, or (iii) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the following categories of offenses as described in Sections 1128(a) and 1128(b)(1), (2),
(3) of the Social Security Act:

     (1) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other federal health care program;

     (2) criminal offenses under federal or state Law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

     (3) criminal offenses under federal or state Law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

     (4) federal or state Laws relating to the interference with or obstruction of any investigation into any criminal offense described in (i) through (iii) above; or

     (5) criminal offenses under federal or state Law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

     For purposes of this Section 4.15(d), "Related Person" shall mean a Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. ss. 1001.1001(a)(2)) in any Company or Company Subsidiary, who has an ownership or control interest (as defined in Section 1124(a)(3) of the Social Security Act) in any Company or Company Subsidiary, or who is an officer, director, agent (as defined in 42 C.F.R. ss. 1001.1001(a)(2)), or managing employee (as defined in Section 1126(b) of the Social Security Act) of any Company or Company Subsidiary.

     (e) Except as set forth on the Compliance Schedule, (i) each Company and Company Subsidiary has paid or caused to be paid or has reflected in the Interim Financial Statements all refunds, overpayments, discounts and adjustments of which the Companies have knowledge that have become due, and
(ii) the reserves for refunds, overpayments, discounts and adjustments set forth on the balance sheet included in the Interim Financial Statements has been established consistent with past practice, and are sufficient to pay any refund, overpayment, discount or adjustment of which the Companies is aware under any Government Health Care Program or Private Health Care Plan, except for any refund, overpayment, discount or adjustment incurred subsequent to the date of the Interim Financial Statements in the ordinary course of business.

     (f) The Companies have made available to Buyer all material regulatory agency forms, reports (including establishment, rating and inspection reports) or correspondence received by such entity describing inspectional observations by DEA or equivalent foreign or state regulatory agencies and all responses by or on behalf of any of the Companies and Company Subsidiaries or their Subsidiaries to such forms, reports or correspondence.

     (g) The Companies have made available to Buyer all warning letters, other regulatory letters, notices of violation, notices of hearing or adverse findings received by such entity identifying potential violations of, or deviations from, DEA or equivalent state agency regulatory requirements and all responses by or on behalf of any of the Companies and Company Subsidiaries to such letters and notices.

     (h) Each of the Companies and its Company Subsidiaries performs internal regulatory compliance audits on a regular basis, has made available to Buyer any written information regarding these internal audits and has implemented any corrective actions recommended by such reports.

     (i) The Companies have made available to Buyer any available written information regarding any regulatory audits by any outside auditor.

     4.16 Environmental Matters. Except as set forth on the attached Environmental Matters Schedule:

     (a) Each Company and Company Subsidiary is in, and at all prior times has been in compliance in, all material respects with all Environmental Requirements.

     (b) Each Company and Company Subsidiary has obtained all material permits, licenses and other authorizations required under Environmental Requirements, and are in compliance in all material respects with such permits, licenses and authorizations.

     (c) No Company or Company Subsidiary has, received any written notice of violation of Environmental Requirements or any liability arising under or relating to Environmental Requirements, including any investigatory, remedial or corrective obligation, relating to such Company, its Subsidiaries or their facilities, the subject of which is unresolved;

     (d) The Companies have heretofore made available to Buyer true and complete copies of all material reports, correspondence, memoranda and computer data in the possession or control of the Seller that relate to environmental matters;

     (e) None of the Companies or Company Subsidiaries, has paid any fines or penalties or failed to pay any fines or penalties since July 31, 2000 with respect to environmental matters;

     (f) None of the Companies or Companies Subsidiaries, with respect to any location has, nor has any other Person with respect to the Leased Real Property, imported, manufactured, stored, used, operated, transported, treated or released (the term "release" meaning any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaking, dumping, or arranging for the disposal of any

Hazardous Material) any Hazardous Materials other than in compliance in all material respects with all Environmental Requirements; and

     (g) This Section 4.16 constitutes the sole and exclusive representations and warranties of each Company with respect to any environmental, health or safety matters, including without limitation any arising under Environmental Requirements.

     4.17 Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, no officer, director, stockholder or Affiliate of Seller or either Company or any individual in such officer's, director's or stockholder's immediate family is a party to any agreement, contract, commitment or transaction with any Company or Company Subsidiary nor has any material interest in any material property used by any Company or Company Subsidiary.

     4.18 Employees. (a) Except as set forth on the attached Employee Schedule, no Company or Company Subsidiary has experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past two years. No Company or Company Subsidiary has committed any material unfair labor practice. Except as set forth on the attached Employee Schedule, to the Companies' knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of either Company or any of its Subsidiaries and no employee of any Company or Company Subsidiary is subject to any noncompete, nondisclosure, confidentiality, employment or consulting agreements in conflict with the present business activities of any Company or Company Subsidiary except for agreements set forth on the attached Employee Schedule. Each Company and Company Subsidiary is in compliance with its obligations pursuant to the WARN Act and all other notification and bargaining obligations arising under applicable Laws.

     (b) The employees of the Companies and Company Subsidiaries have not been, and currently are not, represented by a labor organization or group which was either certified or voluntarily recognized by any labor relations board, including, without limitation, the United States National Labor Relations Board ("NLRB") or certified or voluntarily recognized by any other Governmental Entity.

     (c) Since July 31, 2000, no labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of any of the Companies or Company Subsidiaries has occurred, is in progress or, to the Companies' knowledge, has been threatened;

     (d) Since July 31, 2000, no discrimination and/or retaliation claim, complaint, charge or investigation has been filed or is pending or, to the Companies' knowledge, is threatened against any of the Companies or Company Subsidiaries under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA or any other federal law or comparable state fair employment practices act or foreign law.

     (e) If any of the Companies or Company Subsidiaries is a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanction or debarment proceeding has been filed or is pending or, to the Companies' knowledge, is threatened with the Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and no desk audit or on-site review is in progress.

     (f) Since July 31, 2000, no citation has been issued by the Occupational Safety and Health Administration ("OSHA") against any of the Companies or Company Subsidiaries and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving any of the Companies or Company Subsidiaries has been filed or is pending or, to the Companies' knowledge, is threatened against any of the Companies or Company Subsidiaries under OSHA or any other applicable law relating to occupational safety and health.

     4.19 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Companies.

     4.20 Undisclosed Liabilities. Except as disclosed in the Liabilities Schedule, none of the Companies or Company Subsidiaries has any liabilities or obligations (whether absolute, contingent or otherwise) which are not adequately reflected or provided for in the balance sheet included in the Interim Financial Statements, except (a) liabilities and obligations that have been incurred since the date of such balance sheet in the ordinary course of business consistent with the past practice and which would not have a Material Adverse Effect and (b) liabilities and obligations of a type which are the subject matter of any other representation (without regard to any specific exclusions from such representations) in this Article IV (other than the representation in Section 4.06).

     4.21 Customers and Suppliers. As of the date hereof, since the latest Audited Financial Statements, none of the Companies or Company Subsidiaries has received any notice, to the effect that any of the 10 largest customers or the ten largest suppliers (for the nine months ended September 30, 2003) may terminate or materially reduce the volume of its business with any of the Companies or Company Subsidiaries.

     4.22 Inventory. As of the date hereof, the inventory of each of the Companies is of a quality presently usable or saleable in the ordinary course of business, subject to the reserves maintained for expired or obsolete goods included on the balance sheet included in the Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the Companies' past custom and practice.

     4.23 Accounts Receivable; Accounts Payable.

     (a) Accounts Receivable. Except for accounts receivable which have been collected or settled prior to Closing, all accounts receivable which are reflected on the balance sheet included in the Interim Financial Statements
(i) are valid, (ii) represent monies due for goods and sold and delivered or services rendered and (iii) arose in the ordinary course of business. None of the Companies or Company Subsidiaries has factored any of its Receivables. As of the date hereof, to the Companies' knowledge, no debtor who, as of the date of the balance sheet included in the Interim Financial Statements, owed the Companies and Company Subsidiaries more than $50,000 (net of reserves related thereto), is involved in or subject to a bankruptcy or insolvency proceeding.

     (b) Accounts Payable. The accounts payable of the Companies and Company Subsidiaries reflected on the balance sheet included in the Interim Financial Statements arose from bona fide transactions and in the ordinary course of business.

     4.24 Bank Accounts. The attached Bank Account Schedule sets forth a true and complete list and description of the bank accounts, lock box accounts and other accounts maintained by or for the benefit of each of the Companies and Company Subsidiaries, and the signatories thereto.

                                  ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Seller and the Company that:

     5.01 Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     5.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement and, as applicable, the Transaction Documents by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action (including all corporate action), and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and assuming the due authorization, execution and delivery by the other parties hereto constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

     5.03 No Breach. Buyer is not subject to or obligated under its certificate of incorporation, its bylaws, or similar organizational documents, any Law of any Governmental Entity, or any material agreement or instrument, or any Permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Buyer's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby except for breaches or violations which would not have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby.

     5.04 Governmental Consents, etc. Except for the applicable requirements of the HSR Act, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     5.05 Litigation. There are no actions, suits or proceedings pending or, to the Buyer's knowledge, overtly threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

     5.06 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

     5.07 Investment Representation. Buyer is purchasing the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws. Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that the Shares have not been registered under the Securities Act or any state or foreign securities laws and that the Shares may not be sold, transferred, offered for sale, pledged hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

     5.08 Financing. Buyer has and shall have at the Closing sufficient cash and existing credit facilities to pay the full consideration payable to the Seller hereunder, to make all other necessary payments by it in connection with transactions contemplated hereby (including the repayment of Indebtedness, and payment of the Employee Bonus Payments, Retention Payments and Seller Expenses pursuant to Section 1.04(c), and the payment of any purchase price adjustment pursuant to Section 1.05) and to pay all of its related fees and expenses.

                                  ARTICLE VI

                             PRE-CLOSING COVENANTS

     6.01 Conduct of the Business.

     (a) From the date hereof until the Closing Date, each Company and Company Subsidiary shall (i) use its commercially reasonable efforts to make capital expenditures generally in accordance with the Capital Expenditure Schedule,
(ii) make payment for capital expenditure goods upon delivery thereof in the ordinary course consistent with past practice, and (iii) carry on its businesses in the ordinary course of business in all material respects unless Buyer shall have consented in writing; provided that, the foregoing notwithstanding, each

Company may use all available cash to repay any Closing Indebtedness on or prior to the Closing.

     (b) From the date hereof until the Closing Date, except as otherwise provided for by this Agreement, as required by Law, as set forth on the Covenant Exceptions Schedule, or as consented to in writing by Buyer, no Company shall, nor shall it permit any Company Subsidiary to, (i) issue or sell any shares of its or any Company Subsidiary's capital stock, (ii) issue or sell any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for any shares of its or any Company Subsidiary's capital stock, (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization, (iv) amend its or any Company Subsidiary's certificate or articles of incorporation or bylaws, (v) discharge any Vice President-level or higher employee, or the controller or director of information technology, of a Company or Company Subsidiary or (vi) otherwise voluntarily take any action that would require disclosure under Section 4.06(a)-(n) hereof.

     6.02 Access to Books and Records. From the date hereof until the Closing Date, each Company shall (and shall cause the respective officers, directors, employees, auditors and agents of each Company and Company Subsidiary to) provide Buyer and its accountants, investment bankers, counsel and other authorized representatives ("Buyer's Representatives") with full access at all reasonable times and upon reasonable notice to the offices, properties, personnel, books, records and other information of such Company and its Company Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of such Company and its Company Subsidiaries. Prior to the Closing, the Companies shall give at least two days notice to Buyer prior to conducting its regular month-end physical inventory and, at its option, Buyer may provide an observer to each facility where a physical inventory is being conducted. Prior to the Closing, Buyer shall have a reasonable opportunity to confirm that payments from the Companies' payroll system in respect of the Employee Bonus Payments and Retention Payments are made in the correct amounts and to the appropriate persons, and that proper withholding has been made. Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated September 25, 2003, with the Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon Closing, the Confidentiality Agreement shall terminate.

     6.03 Regulatory Filings. As promptly as practicable after the date of this Agreement, Seller and the Companies shall make or cause to be made all filings and submissions under the HSR Act (requesting termination of the waiting period thereunder) and any other material laws or regulations applicable to Seller and the Companies and the Company Subsidiaries for the consummation of the transactions contemplated herein. Seller and the Companies shall coordinate and cooperate with Buyer in exchanging such information and assistance as Buyer may reasonably request in connection with all of the foregoing.

     6.04 Conditions. Seller and the Companies shall use commercially reasonable efforts to cause the conditions set forth in Section 2.01 to be satisfied and to consummate the transactions contemplated herein; provided that, no Company, Company Subsidiary or Seller shall be required to expend any funds to obtain any governmental consents other than in connection with the HSR Act.

     6.05 Exclusive Dealing. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to
Section 8.01 hereof, Seller shall not take or permit any other Person on its behalf to take, and neither Company shall take, any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and Buyer's Representatives) concerning any purchase of the Shares, any merger involving the Companies, any sale of all or substantially all of the assets of the Companies and the Company Subsidiaries or similar transaction involving the Companies (other than assets sold in the ordinary course of business).

     6.06 Notification. From the date hereof until the Closing Date, the Seller and each Company shall disclose to Buyer in writing (in the form of updated schedules) any material variances from the representations and warranties contained in Article III and Article IV, respectively, resulting solely from events, occurrences or state of facts arising after the date hereof, promptly upon the Seller's or the Companies' obtaining knowledge thereof. Unless Buyer provides the Seller with a termination notice pursuant to Section 8.01(b) (to the extent applicable) prior to the Closing following delivery by such Company or the Seller of an updated disclosure schedule pursuant to this Section 6.06, Buyer shall be deemed to have accepted the updated disclosure schedules for all purposes under this Agreement, including for indemnification under Article IX.

     6.07 Insurance. The Companies shall use their commercially reasonable efforts to keep in force, at their respective sole costs, all insurance policies maintained for the benefit of the Companies and Company Subsidiaries through the close of business on the Closing Date.

     6.08 Certain Information. As soon as practicable following the date hereof but in any event at least 20 days prior to the Closing Date, Seller and each Company shall use commercially reasonable efforts to provide Buyer with all data and information necessary for (or required by) Buyer to make a determination as to whether or not any excess parachute payments under Code
Section 280G or any related excise taxes under Code Section 4999 could be made or incurred in connection with the transactions contemplated by this Agreement (whether alone or in connection with other events). Seller and each Company shall cooperate in good faith with Buyer in assessing and updating such data and information, and in providing such additional data and information relating to potential parachute payments as Buyer shall reasonably request.

                                 ARTICLE VII

                              COVENANTS OF BUYER

     7.01 Access to Books and Records. From and after the Closing, Buyer shall, and shall cause each Company to, provide the Seller and its authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of each Company and Company Subsidiary with respect to periods prior to the Closing Date in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by the Seller, the Buyer shall not permit any Company or Company Subsidiary, for a period of five years following the Closing Date, to destroy, alter or otherwise dispose of any books and records of any Company or Company Subsidiary, or any portions thereof, relating to periods prior to the

Closing Date without first giving at least forty-five days prior written notice to the Seller and offering to surrender to the Seller such books and records or such portions thereof.

     7.02 Notification. From the date hereof until the Closing Date, Buyer shall promptly disclose to the Seller in writing any material variances from Buyer's representations and warranties contained in Article V promptly upon discovery thereof, and Buyer shall promptly notify the Seller if Buyer obtains knowledge that the representations and warranties of the Seller or either Company in this Agreement or the schedules (including updated schedules) are not true and correct, to the extent such failure to be so true and correct would cause the closing condition in Section 2.01(a) to not be satisfied.

     7.03 Director and Officer Liability and Indemnification.

     (a) After the Closing, Buyer shall cause the Companies to continue to indemnify and hold harmless each present and former director and officer of the Companies and the Company Subsidiaries (other than any director or officer who was an associate (whether a director, employee, adviser or otherwise) of the Seller (other than through the Companies and Company Subsidiaries) at the time of such service) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities of any nature whatsoever, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Companies would have been permitted under the certificates of incorporation and by-laws of the Companies and Company Subsidiaries in effect on the date hereof to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law); provided, however, the person to whom such expenses are advanced provides an unsecured undertaking to the Companies to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     (b) In the event that after the Closing Date, Buyer or the Companies, or their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Buyer or the Companies, as the case may be, honor the indemnification and other obligations set forth in this Section 7.03.

     7.04 Regulatory Filings. As promptly as practicable after the date of this Agreement, Buyer shall (i) make or cause to be made all filings and submissions under the HSR Act (requesting and using its reasonable best efforts to obtain termination of the waiting period thereunder) and any other material laws or regulations applicable to Buyer for the consummation of the transactions contemplated herein, (ii) be responsible for all filing fees under the HSR Act and such other laws or regulations as are applicable to Buyer and (iii) shall coordinate and cooperate with Seller and the Companies in exchanging such information and assistance as Seller and the Companies may reasonably request in connection with all of the foregoing.

     7.05 Conditions. Buyer shall use commercially reasonable efforts to cause the conditions set forth in Section 2.03 to be satisfied and to consummate the transactions contemplated herein.

     7.06 Contact with Customers and Suppliers. Prior to the Closing, Buyer and Buyer's Representatives shall contact and communicate with the employees, customers and suppliers of the Companies and Company Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed.

     7.07 Employee Benefits. Until December 31, 2004 Buyer and its Affiliates shall provide the employees who were employees of a Company or any Company Subsidiary as of the Closing Date with employee benefits (but not equity incentives) that are at least as favorable in the aggregate as those provided to such employees immediately prior to the Closing Date. To the extent that any such employees are terminated for a reason other than "cause" during such period, Buyer and its Affiliates shall provide such employees with severance in an amount that is no less than such employees would have received under the severance policy set forth on the Severance Schedule; provided, however, that the foregoing provision shall not apply in respect of any employee who is a party to an individual employment agreement, severance agreement, or offer letter that provides for severance following termination of employment with a Company or a Company Subsidiary. For purposes of eligibility to participate and vesting and for purposes of determining the level of benefits with respect to vacation and sick pay, but not for purposes of benefit accruals under any defined benefit plan, under the employee benefit plans of Buyer and its Affiliates providing benefits after the Closing Date, each employee who is as of the Closing Date an employee of a Company or a Company Subsidiary shall be credited with his or her years of service with such Company or Company Subsidiary, as applicable, before the Closing Date, to the same extent as such employee was entitled, before the Closing Date, to credit for such service under any similar Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Buyer and its Affiliates for the benefit of employees (such plans, collectively, the "New Plans") to the extent coverage under such New Plan replaces coverage under a comparable Plan in which such employee participated immediately before the Closing Date (such Plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any employee, Buyer shall cause all pre-existing condition exclusions and actively at work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such waivers are permitted under the new Plan and such exclusions or requirements had been waived under the Old Plan, and Buyer shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan to the extent such amounts were taken into account under the Old Plan.

     7.08 Duke Letter of Credit. Prior to the Closing, Buyer shall either (i) provide a backing letter of credit or cash collateral to Fleet National Bank ("Fleet") sufficient to cause Fleet to keep outstanding after the Closing its current Letter of Credit of January 10, 2003 (the "Fleet LOC") issued to Duke Realty Limited Partnership in connection with the build-out of the Companies' new leased Orlando, Florida facility at 6272 Lee Vista Boulevard, notwithstanding the termination of Fleet's credit facility with the Companies in connection with the consummation of the transactions contemplated by this Agreement, or (ii) otherwise arrange for the termination of the Fleet LOC at the Closing without cost or expense to Seller or the Companies.

                                 ARTICLE VIII

                                  TERMINATION

     8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) in writing by the mutual written consent of Buyer and Seller;

     (b) by Buyer, if there has been a material violation or breach by the Companies or the Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Companies or the Seller within ten days after written notice thereof from Buyer;

     (c) by the Seller, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Seller at the Closing and such violation or breach has not been waived by the Seller or, with respect to a covenant breach, cured by Buyer within ten days after written notice thereof by the Seller (provided that the failure of Buyer to deliver the consideration pursuant to Section 1.04 at the Closing as required hereunder shall not be subject to cure hereunder unless otherwise agreed to in writing by the Seller);

     (d) by either Buyer or the Seller if the Closing has not occurred on or before February 27, 2004 (the "Optional Termination Date"); provided that the Optional Termination Date shall be extended by one day for each day after December 31, 2003 that Seller has failed to make its required filing under the HSR Act in connection with the transactions contemplated by this Agreement.

     (e) by either the Seller or Buyer if a Governmental Entity shall have issued a judgment, decree or order or taken any other action, in each case which has become final and non-appealable and which restrains or otherwise prohibits the sale of the Shares to Buyer.

     8.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02, Section 13.01, Section 13.02 and the Confidentiality Agreement which shall survive the termination of this Agreement), and there shall be no liability on the part of any of Buyer, the Companies, or the Seller to one another, except for knowing or willful breaches of this Agreement prior to the time of such termination.

                                  ARTICLE IX

                                INDEMNIFICATION

     9.01 Survival. The representations, warranties and covenants in this Agreement shall survive the Closing as follows:

     (a) the representations and warranties in Section 3.01 (Authority),
Section 3.04 (Ownership of Capital Stock), Section 4.04 (Capital Stock) and
Section 4.19 (Brokerage) and any covenant or agreement to be performed after the Closing shall survive and not terminate until sixty (60) days following the expiration of the statute of limitations applicable to the matters covered thereby; and

     (b) all other representations and warranties in this Agreement, the indemnities provided in Section 9.02(d) and any covenant or agreement to be performed prior to the Closing shall terminate on March 30, 2005 (the "General Expiration Date").

     No claim for indemnification hereunder for breach of any such representations or warranties may be made after the expiration of the survival period applicable to such claims; provided, that any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

     9.02 Indemnification by the Seller for the Benefit of Buyer.

     (a) Seller shall indemnify each of Buyer, the Companies, their Affiliates and their successors and assigns and their respective officers, directors, employees, agents and representatives (the "Buyer Indemnified Parties") and save and hold each of them harmless against any claim, loss, liability, damage, cost or expense (including, but not limited to reasonable attorneys' fees) (collectively, "Losses"), which any of them may suffer or sustain as a result of or in connection with: (i) any breach by Seller of any representation or warranty made by it in this Agreement under Article III, and
(ii) any non-fulfillment or breach of any covenant, agreement or other provision by Seller.

     (b) The Seller shall indemnify each Buyer Indemnified Party and save and hold each of them harmless against any Losses which any of them may suffer or sustain as a result of (i) any breach of any representation or warranty of the Companies under Article IV and (ii) any non-fulfillment or breach of any covenant, agreement or other provision by the Companies; provided that the Seller shall have no liability under clause (i) of this subsection (b) (other than with respect to breaches of representations and warranties in Sections 4.04, 4.13(e), 4.17 and 4.19), unless the aggregate of all Losses relating thereto for which the Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to three-quarters of one percent (0.75%) of the Purchase Price (the "Deductible"), and then only to the extent such Losses exceed the Deductible; and provided further that the Seller's aggregate liability under this subsection (b) (other than with respect to (x) breaches of representations and warranties in Sections 4.04, 4.17 and 4.19 and (y) with respect to covenants the performance of which is due after the Closing) and subsection (d) below shall in no event exceed $30,000,000 (the "Cap"); provided further that no claim for indemnification by Buyer under this subsection (b) (other than with respect to breaches of representations and warranties in Sections 4.04, 4.13(e), 4.17 and 4.19) shall be asserted where the amount that would otherwise be payable by the Seller hereunder relating to such claim is less than $10,000 and such claims shall not be aggregated for purposes of the first proviso to this Section 9.02(b).

     (c) All indemnification payments to be made by Seller under this Section
9.02 shall first be satisfied by payment from the Escrow Account until the funds contained therein are exhausted or released in accordance with the terms of the Escrow Agreement and then by Seller directly. For purposes of Sections 9.02(a)(i) and 9.02(b)(i), any qualification of such representations and warranties by reference to the materiality of matters stated therein, or words of similar effect, shall be disregarded in determining any breach thereof; provided that this sentence shall not apply to (i) the second sentence of
Section 4.05 or (ii) the first sentence of Section 4.06. In no event shall the aggregate liability of Seller for all Losses claimed under this Section 9.02 exceed the Purchase Price.

     (d) The Seller shall indemnify each Buyer Indemnified Party and save and hold each of them harmless from any and all Taxes with respect to any taxable period of the Company and Company Subsidiaries ending on or before the Closing Date and, in the case of any taxable year or period beginning before and ending after the Closing Date (a "Straddle Period"), any and all Taxes with respect to the portion of such taxable year or period ending on and including the Closing Date, in each case determined in accordance with Section 10.01(b).

     (e) The Seller shall indemnify each of Buyer, the Companies, their Affiliates and their respective officers, directors, employees and agents and save each of them harmless against any Losses which any of them may suffer or sustain in respect of any Plan subject to Title IV of ERISA, in case whether arising before, on or after the Closing Date. Notwithstanding any other provision in this Agreement to the contrary, the Seller will not be liable to, or indemnify, Buyer for any Losses to the extent that such Losses result from or arise out of actions taken by Buyer or the Companies, their respective Company Subsidiaries or any of their respective Affiliates after the Closing Date.

     (f) Notwithstanding any other provision in this Agreement to the contrary, the Seller will not be liable to, or indemnify, the Buyer Indemnified Parties for any punitive or exemplary damages.

     (g) Buyer shall take, and shall cause the Companies and Company Subsidiaries to take, all commercially reasonable steps to mitigate all Losses upon and after becoming aware of any event, which could reasonably be expected to give rise to Losses.

     (h) Buyer shall not be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that Buyer had already recovered Losses with respect to such matter pursuant to other provisions of this Agreement. Without limiting the generality of the foregoing, Buyer shall not be entitled to recover any Losses relating to Taxes (whether pursuant to Section 9.02(b) or Section 9.02(d)) until the cumulative aggregate amount of such Losses exceeds the amount of liabilities for Pre-Closing Tax Period Taxes (excluding any reserve for deferred Taxes other than the current portion of such deferred Taxes) shown on the Closing Statement and then only for the amount of such excess.

     9.03 Indemnification by the Buyer for the Benefit of the Seller. Buyer shall indemnify the Seller and its officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns (collectively, the "Seller Indemnified Parties") and hold them harmless against any Losses which the Seller Indemnified Parties may suffer or sustain, as a result of: (a) any breach of any representation or warranty of Buyer under this Agreement, (b) any non-fulfillment or breach of any covenant, agreement or other provision by Buyer, (c) any claim or suit against any of the Seller Indemnified Parties under the Worker Adjustment Retraining and Notification Act or any Legal Requirement which relates to actions taken by the Buyer, the Companies or Company Subsidiaries, or its or their Affiliates, at any time after the Closing Date, with regard to any site of employment or one or more facilities or operating units within any site of employment of Buyer, the Companies or Company Subsidiaries, (d) any claims by any employee of a Company or Company Subsidiary against any of the Seller Indemnified Parties relating to any breach or violation of, or noncompliance with (i) any employment agreement or contract or similar arrangement between a Company or Company Subsidiary on the one hand, and such employee, on the other, or (ii) or any other bonus or incentive or similar plan or arrangement, in each case if and to the extent that the same occurs after the Closing Date; provided that such employment agreement or contract or similar arrangement or bonus or incentive or similar plan or arrangement was disclosed pursuant to this Agreement, and (e) any claim or suit brought against any of the Seller Indemnified Parties at any time on or after the Closing Date relating to actions taken by the Buyer or a Company or Company Subsidiary on or after the Closing Date.

     9.04 Manner of Payment. Any indemnification of the Buyer Indemnified Parties pursuant to Section 9.02 shall be effected by wire transfer of immediately available funds from Seller or the Escrow Agent to an account designated by Buyer within 15 days after the determination thereof. Any indemnification of the Seller Indemnified Parties pursuant to Section 9.03 shall be effected by wire transfer of immediately available funds to an account designated by any Seller Indemnified Party within 15 days after the determination thereof.

     9.05 Defense of Third Party Claims.

     (a) Any Person making a claim for indemnification under this Section 9.02 or Section 9.03 (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof (such written notice, an "Indemnification Notice"); provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee unless such separate counsel is appointed because in the reasonable judgment of the Indemnitee there is a conflict of interest with the Indemnitor. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall be entitled to settle such claims; provided that the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice except for payments that would be required to be paid by Buyer representing the Deductible.

     (b) Notwithstanding anything to the contrary in the foregoing, if any lawsuit, proceeding, investigation or other claim against a Company or Company Subsidiary would reasonably be expected to have an adverse effect on the manner in which any Company or Company Subsidiary does business if determined or otherwise resolved adversely, Buyer shall be entitled, at its sole expense, to participate in the defense of such claim, lawsuit, proceeding or investigation and employ counsel of its choice for such purpose, and Seller shall not settle any such claim or lawsuit or make any plea or admission or otherwise take any action that could reasonably be expected to adversely affect the conduct of the business of any Company or Company Subsidiary without the prior written consent of Buyer. The provisions of this Section 9.05(b) shall not apply in respect of any third party claim described in clause (a) of this Section 9.05 for which indemnification is sought by the Seller, it being understood by the Parties that the rights of the Indemnitor provided in that section shall govern.

     9.06 Determination of Loss Amount. The amount of any Loss subject to indemnification under Section 9.02 or Section 9.03 shall be calculated net of
(i) any Tax Benefit inuring to the Indemnitee on account of such Loss and (ii) any insurance proceeds received or receivable by the Indemnitee on account of such Loss. If the Indemnitee receives a Tax Benefit on account of such Loss after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, "Tax Benefit" shall mean any refund of Taxes paid or reduction in the amount of Taxes which are paid or otherwise would have been paid, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit; for the avoidance of doubt, "Tax Benefit" shall not include any such benefit available only as a result of a timing adjustment moving a tax attribute from a Pre-Closing Tax Period to a Post-Closing Tax Period. The Indemnitee shall seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder. In the event that an insurance or other recovery is made by any Indemnitee with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee. For Tax purposes, the parties agree to treat all payments made under this Article IX as adjustments to the Purchase Price.

                                  ARTICLE X

                                  TAX MATTERS

     10.01 Tax Returns and Reports.

     (a) All Tax Periods. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Companies for all taxable periods which are filed after the Closing Date. Buyer shall permit Seller to review and comment on all Tax Returns to be filed for any Straddle Period or for any period ending on or before the Closing Date prior to filing. Buyer shall provide a copy of such Tax Return to Seller at least 45 days (in the case of federal and state income Tax Returns) and 15 days (in the case of all other Tax Returns) prior to the due date (including applicable extensions) for the filing thereof. Seller shall have the right to object to the Tax Return on the grounds that such Tax Return does not conform with the prior practices of the Companies or applicable law. If Buyer and Seller are unable to resolve any disagreement by (x) 20 days prior to the due date of federal or state income Tax Returns or (y) 5 days prior to the due date of all other Tax Returns, the dispute shall be referred to the Independent Auditor whose determination shall be binding upon all parties. Fees and expenses of the Independent Auditor shall be allocated between the Buyer and the Seller based upon the percentage which the portion of the aggregate contested amount not awarded to each party bears to the aggregate amount actually contested by such party. In case a dispute has been referred to the Independent Auditor and the decision of the Independent Auditor is made after the due date for the relevant Tax Return, Seller will file any amendment to the Tax Return which is necessary to reflect the Independent Auditor's decision, and adjustment payments will be made between the parties within 3 Business Days after such decision to reflect such decision. In conjunction with the filing of any Tax Return for any Straddle Period, Buyer shall cause the Companies to pay the Taxes due in connection with the filing of such return; provided the Seller shall pay to the Companies within 15 Business Days after the date on which the Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the Pre-Closing Tax Period, to the extent Seller is liable for such Taxes as provided by Section 9.02.

     (b) Apportionment of Taxes for Straddle Periods. In order to apportion appropriately any Taxes relating to a Straddle Period, the parties hereto shall, to the extent permitted under applicable federal, state, local or foreign law, elect with the relevant taxing authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of the Company or Company Subsidiaries and the portion of such Straddle Period ending on the Closing Date shall be treated as a short taxable year for purposes of this Article X. In any case where applicable federal, state, local or foreign law does not permit the Company or Company Subsidiaries to treat the Closing Date as the last day of the taxable year or period of the Company or Company Subsidiaries with respect to Taxes that are payable with respect to such Straddle Period, the portion of any such Tax that can be calculated by means of a closing of the books and that is allocable to the portion of such Straddle Period ending on the Closing Date shall be determined by means of a closing of the books and records of the Company or Company Subsidiaries as of the close of business on the Closing Date and, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days. Notwithstanding anything in this Section 10.01(c) to the contrary, any Taxes based upon income or receipts that relate to a transaction not in the ordinary course of business occurring on the Closing Date but after the Closing shall be allocated to the Post-Closing Tax Period.

     10.02 Liability for Taxes for Post-Closing Tax Periods. The Companies shall be liable for and, together with Buyer, shall indemnify Seller and any Affiliate of Seller for all Taxes of the Companies for any Post-Closing Tax Period except as provided for in the next sentence. Notwithstanding anything herein to the contrary, in no event shall Seller be liable to Buyer, the Companies or any other party for Taxes of the Companies for any Post-Closing Tax Period, except that Seller shall be liable for Post-Closing Tax Period Taxes as a result of a breach of Section 4.08(xii).

     10.03 Refunds and Credits.

     (a) Seller shall be entitled to any refund of Taxes of the Companies received by Seller on or before the General Expiration Date (or for which notice has been given by Seller on or before the General Expiration Date) in respect of any Pre-Closing Tax Period. If the Companies shall receive a refund or credit of Taxes for any Pre-Closing Tax Period on or before the General Expiration Date (or for which notice has been given by Seller on or before the General Expiration Date) (other than a refund or credit attributable solely to the carryback of losses, credits or similar items attributable to the Companies for a Post-Closing Tax Period), the Buyer shall promptly pay, or cause the Companies to promptly pay, to Seller the amount of such refund or credit together with any interest thereon received from the taxing authority. The amount of any refund for Taxes received after the General Expiration Date (and for which no notice was given by Seller on or before the General Expiration Date) shall reduce on a dollar-for-dollar basis any amount payable by Seller to Buyer or the Companies under any indemnification claim for Taxes pursuant to Section 9.02(b) or (d) that remains outstanding as of the General Expiration Date. Notwithstanding anything in this Section 10.03 to the contrary, if Seller shall receive a refund or credit of Taxes for any Pre-Closing Tax Period, and such refund or credit is attributable solely to the carryback of losses, credits or similar items attributable to the Companies for a Post-Closing Tax Period, or such refund is received after the General Expiration Date (and no notice thereof was given by Seller on or before the General Expiration Date) Seller shall promptly pay to Buyer or the Companies the amount of such refund or credit together with any interest thereon received from the taxing authority. In the event that any refund or credit of Taxes for which a payment has been made under the immediately preceding sentence is subsequently reduced or disallowed, Buyer shall indemnify and hold harmless Seller for any Tax liability, including interest and penalties, assessed against Seller by reason of the reduction or disallowance. Seller shall not be entitled to any refund of Taxes of the Companies to the extent such refund was included in a receivable in the Net Working Capital, or to the extent such refund is attributable to deductions taken into account in determining Transaction Tax Benefits.

     (b) The Companies shall be entitled to any refund or credit of Taxes of the Companies received in respect of any Post-Closing Tax Period.

     10.04 Contest Provisions. If any claim for Tax is asserted in a Contest (as defined below) against any party hereto that would result in the indemnification of any such party pursuant to Sections 9.02(b), 9.02(d) or 10.02, then the parties agree that the following provisions of this Section 10.04 will apply in handling any such claim. For purposes of this Agreement, a "Contest" is any audit, court proceeding or other dispute with respect to any Tax matter that affects the Company or the Company Subsidiaries and which, if successful might result in an indemnity payment pursuant to Sections 9.02(b), 9.02(d) or 10.02. Each of Buyer and Seller shall promptly (and in any event within 15 Business Days) notify the other party in writing upon receipt by the first party (or, in the case of the Buyer, the Companies) of a notice of any pending or threatened Contest; provided, however, that no failure or delay in giving any such notice shall relieve the other party of its obligations under this Agreement except to the extent that such other party is actually prejudiced thereby. With respect to a Contest relating to a taxable year or period ending on or prior to the Closing Date, the Seller shall, upon written notification to the Buyer, control all proceedings and may make all decisions taken in connection with such Contest (including selection of counsel) at its own expense; provided, however, that Seller shall not settle or resolve any such Contest without the consent of the Buyer (which consent shall not be unreasonably withheld) if such settlement or resolution could, in the reasonable judgment of the Buyer, have a material adverse impact on the Buyer, the Company or any of the Company Subsidiaries in a Post-Closing Tax Period. The Seller and the Buyer shall, each at its own expense, jointly control all proceedings in connection with any Contest relating to Taxes of the Company and the Company Subsidiaries for a Straddle Period. The Buyer shall control at its own expense all proceedings with respect to any Contest relating to a tax period beginning after the Closing Date. A party shall promptly notify the other party if it decides not to control the defense or settlement of any Contest that it is entitled to control pursuant to the Agreement, and the other party shall thereupon be permitted to defend and settle such proceeding.

     10.05 Cooperation. The Seller, the Company and Company Subsidiaries and the Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and timely filing all required returns, reports and forms relating to Taxes of the Company and the Company Subsidiaries, including maintaining and making available to each other all records necessary in connection with Taxes.

     10.06 FIRPTA Certificate. The Seller shall prepare or cause to be prepared and shall provide to the Buyer a certificate in accordance with Treasury Regulations Section 1.1445-2(b)(2) in substantially the form attached hereto as Exhibit E that the Seller is not a foreign person under Section 1445(f)(3) of the Code.

     10.07 Transfer Taxes. Any and all real property transfer or gains tax, stamp tax, stock transfer tax, or other similar Tax imposed on the Companies, the Company Subsidiaries, or Seller as a result of the transactions contemplated by this Agreement (collectively, "Transfer Taxes"), and any penalties or interest with respect to the Transfer Taxes shall be borne one-half by Seller and one-half by Buyer. The Seller agrees to cooperate with Buyer in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in its possession that is reasonably necessary to complete such returns.

                                  ARTICLE XI

              ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

     11.01 Disclosure Generally. If and to the extent any information required to be disclosed in a particular schedule (or updated schedule) is contained in this Agreement or in any other schedule (or updated schedule), such information shall be deemed to be included in such particular schedule (or updated schedule) to the extent it is reasonably apparent that the existing disclosure applies to the information requirement for such particular schedule (or updated schedule). The inclusion of any information in any schedule (or updated schedule) shall not be deemed to be an admission or acknowledgment by the Companies or the Seller, in and of itself, that such information is material to or outside the ordinary course of the businesses of the Companies and the Company Subsidiaries.

     11.02 Acknowledgment by Buyer and Seller. THE REPRESENTATIONS AND WARRANTIES BY THE BUYER CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE BUYER TO THE SELLER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN EXPRESSLY SET FORTH IN A TRANSACTION DOCUMENT). THE REPRESENTATIONS AND WARRANTIES BY THE COMPANIES AND THE SELLER CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN EXPRESSLY SET FORTH IN A TRANSACTION DOCUMENT). NONE OF SELLER OR THE COMPANIES (EXCEPT AS SET FORTH HEREIN OR IN A TRANSACTION DOCUMENT) NOR THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANIES, THEIR BUSINESSES OR THE SHARES. OTHER THAN THE INDEMNIFICATION OBLIGATIONS OF THE SELLER SET FORTH IN ARTICLE IX, NONE OF THE SELLER, ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, EMPLOYEES OR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE BUYER OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE BUYER, ITS AFFILIATES OR REPRESENTATIVES OF, OR THE BUYER'S USE OF ANY INFORMATION RELATING TO THE BUSINESS OF THE COMPANIES, INCLUDING THE CONFIDENTIAL OFFERING MEMORANDUM DATED SEPTEMBER 2003, AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE BUYER, WHETHER ORALLY, IN WRITING OR ONLINE, IN CERTAIN "DATA ROOMS," MANAGEMENT PRESENTATIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE BUYER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING,

BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANIES) ARE SPECIFICALLY DISCLAIMED BY EACH COMPANY AND THE SELLER. No claim shall be brought or maintained by any Company, Company Subsidiary or Buyer or their respective successors or permitted assigns against any officer, director or employee (present or former) of any Company, Company Subsidiary, the Seller or any direct or indirect equityholder of the Seller, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in, or breach of any of the representations, warranties or covenants of the Seller set forth or contained in, this Agreement or any certificate delivered hereunder, except to the extent provided in Section 9.02 hereof.

     11.03 Further Assurances. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

     11.04 Non-Compete for Employees. Seller acknowledges that continued employment of employees of the Companies and Company Subsidiaries by the Companies, the Company Subsidiaries, Buyer or any of their respective Affiliates shall not be deemed to be a violation of any covenants not to compete made by such employees in favor of the Seller. Effective as of the Closing, Seller waives any rights that it may have to enforce the non-compete covenants contained in any employment or other agreements between Seller and any current or former employee of a Company or Company Subsidiary.

                                 ARTICLE XII

                                 DEFINITIONS

     12.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

     "Affiliated Group" shall mean an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member.

     "Affiliated Professionals" means any physician, pharmacist, nurse or other health care professional employed by or performing services on behalf of the Companies or any of the Company Subsidiaries.

     "Business Day" means a day other than a Saturday or a Sunday or other day on which commercial banks in Missouri and New York are authorized or required by Law to close.

     "Company Employee" means any present or former employee, director, officer or consultant of any Company or any Company Subsidiary.

     "Company Subsidiary" means any Subsidiary of Pharmacy or PBM Services.

     "Employee Bonus Payments" means cash payments payable to the Employee Bonus Recipients as a result of the consummation of the transactions contemplated by this Agreement in such amounts as are to be determined by the Companies and set forth opposite each such Person's name in an updated Employee Bonus Payments Schedule to be delivered to Buyer not less than two Business Days prior to the Closing plus the employer portion of any Medicare, Social Security or unemployment Taxes payable by the Companies in respect thereto.

     "Employee Bonus Recipients" means the employees of the Companies designated on the Employee Bonus Payments Schedule to receive Employee Bonus Payments who have executed a release agreement in substantially the form attached hereto as Exhibit F.

     "Environmental Requirements" shall mean all federal, state and local statutes, regulations, decrees, orders, rules common law and ordinances enacted by any Governmental Entity and in effect on or prior to the Closing Date, concerning pollution or protection of the environment, natural resources or worker health and safety, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, but excluding for this purpose (a) any Laws (other than Laws regulating pollution) regulating pharmaceuticals or controlled substances, (b) the rules or regulations promulgated by the United States Food and Drug Administration ("FDA"), or DEA, or (c) any requirements arising under any Government Health Care Program.

     "ERISA Affiliate" means any organization that is a member of a controlled group of organizations within the meaning of Sections 414 of the Code, or any organization that would be considered one employer with any of the Companies or any Company Subsidiary under Section 4001 of ERISA.

     "Escrow Agent" shall have the meaning given to such term in the Escrow Agreement.

     "GAAP" means United States generally accepted accounting principles applied in a manner consistent with the principles used in preparing the balance sheet included in the Interim Financial Statements.

     "Governmental Entity" shall mean any federal, state, or local governments or any court, administrative, department, board, bureau, instrumentality or regulatory agency or commission or other domestic governmental authority or agency.

     "Government Health Care Program" means any of the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE, the Federal Employee Health Benefits Program, and other federal, state and local governmental health care plans and programs.

     "Hazardous Materials" means all hazardous, dangerous or toxic materials or substances, including without limitation, petroleum (including without limitation crude oil or any fraction thereof), asbestos and asbestos-containing materials, polychlorinated biphenyls, molds, urea-formaldehyde insulation and any other material that is regulated pursuant to any Environmental Requirements or that could result in liability under any Environmental Requirements.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indebtedness" means, without duplication, all obligations of the Companies and the Company Subsidiaries for borrowed money set forth on the Indebtedness Schedule and any accrued interest, prepayment premiums or penalties related thereto. Indebtedness which will be discharged at Closing is identified on the Indebtedness Schedule as "Closing Indebtedness" (the "Closing Indebtedness"), and Indebtedness which will be retained by the Companies after the Closing is identified on the Indebtedness Schedule as "Retained Indebtedness" (the "Retained Indebtedness").

     "Intellectual Property" means the Software and intellectual property rights set forth on the attached Intellectual Property Schedule.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

     "Material Adverse Effect" means (a) any change, effect, event, occurrence, state of facts or development that is materially adverse (or could reasonably be expected to be materially adverse) to the business, assets, financial condition or results of operations of the Companies and the Company Subsidiaries taken as a whole other than: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Companies and their Subsidiaries participate, the U.S. economy as a whole or the capital markets in general or the markets in which the Companies and their Subsidiaries operate which does not disproportionately affect the Companies and the Company Subsidiaries taken as a whole; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to the reaction of customers or suppliers of the Companies to the public announcement of the transactions contemplated by this Agreement, or (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change required by GAAP in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof which does not disproportionately affect the Companies and the Company Subsidiaries taken as a whole.

     "Net Working Capital" means the result of (i) all current assets (excluding Transaction Tax Benefits, prepaid fees to JP Morgan Chase, GTCR Golder Rauner LLC and prepaid initial public offering costs) of the Companies and Company Subsidiaries minus (ii) all current liabilities (excluding Indebtedness, accrued interest, accrued GTCR Golder Rauner LLC fees, accrued bank fees and common stock subscription payables) of the Companies and Company Subsidiaries, in each case determined as of the close of business on the Closing Date (but without giving effect to the Closing) in accordance with GAAP.

     "Permitted Liens" shall mean (a) any Liens for Taxes not yet due and payable or being contested by any of Seller, the Companies or the Company Subsidiaries or an Affiliate thereof in good faith by appropriate proceedings,
(b) Liens resulting from a filing by a lessor as a precautionary filing for a true lease, (c) landlord's Liens under leases, (d) any mechanics', carriers', workers', repairers' and similar statutory Liens arising in the ordinary course of business by operation of Law with respect to an obligation or liability that is not yet due or payable, if, in each case, a reserve shall have been made therefore in accordance with GAAP; (e) purchase money Liens and Liens securing rental payments under capital lease arrangements, (f) Liens in favor of the applicable lenders securing obligations arising under the Companies' credit agreements identified on the Indebtedness Schedule and (g) any other encumbrance affecting an asset which does not materially impede or impair the ownership, use, operation or value of such asset; provided that, for purposes of Section 4.04(b), Permitted Liens shall mean clauses (a) and
(f) above only.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and any equity-incentive, employment, severance, change-in-control, retention, retiree welfare, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other material fringe benefits, employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, (i) under which any Company Employee has any present or future right to benefits and which are contributed to, entered into, sponsored by or maintained by the Seller, any of the Companies or any of their respective Subsidiaries, or (ii) under which any of the Companies or any Company Subsidiary has had or has any present or future liability (actual, contingent or otherwise).

     "Post-Closing Tax Period" means any tax period (or portion thereof) ending after the Closing Date.

     "Pre-Closing Tax Period" means any tax period (or portion thereof) ending on or before the Closing Date.

     "Private Health Care Plan" means any non-governmental third party health care payor or plan, including without limitation insurance companies, health maintenance organizations and other managed care organizations, self-funded employers, Blue Cross and Blue Shield plans, and similar non-governmental health care payors and plans.

     "Retention Payments" means the cash payments payable to the Retention Payment Recipients in the amounts set forth opposite each such Person's name on the Retention Payments Schedule plus the employer portion of any Medicare, Social Security or unemployment Taxes payable by the Companies in respect thereto.

     "Retention Payment Recipients" means those Persons designated on the Retention Payments Schedule to receive Retention Payments.

     "Seller Expenses" shall mean all fees and expenses payable to GTCR Golder Rauner, LLC, Kirkland & Ellis LLP and J.P. Morgan Securities, Inc. in connection with the transactions contemplated by this Agreement.

     "Software" shall mean the following, in each case owned by Seller and used solely in the Business: (a) computer software and subsequent versions thereof developed or currently being developed, manufactured, sold or marketed by Seller or acquired from third parties, including without limitation, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons; and (b) all file, data materials, manuals, design notes and other items and documentation related thereto or associated therewith; provided that Software shall not include readily available commercial products such as off-the-shelf or publicly vended software programs.

     "Subsidiary or Subsidiaries" means, with respect to any Person of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) is such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term Subsidiary shall include all Subsidiaries of such Subsidiary.

     "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

     "Tax Return" shall mean any report, return, declaration or other information required to be supplied to a governmental entity in connection with Taxes, including, without limitation, any schedule or attachment thereto and any estimated returns and reports, with respect to Taxes.

     "Transaction Tax Benefits" means an amount equal to (i) the product of 38% multiplied by (ii) the total of (a) the Employee Bonus Payments, plus (b) the Retention Payments, plus (c) any unamortized fees related to the Indebtedness as of the Closing, minus (d) amounts paid or payable under clauses (a) and (b) that are not deductible for Tax purposes to the Company under Section 280G of the Code.

     12.02 Cross-Reference of Other Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

     Term                                                    Section No.

     Agreement................................................Preamble
     Audited Financial Statements.................................4.05
     Base Consideration........................................1.02(i)
     Buyer ...................................................Preamble
     Buyer Indemnified Party...................................9.02(a)
     Buyer's Representatives......................................6.02
     Cap.......................................................9.02(b)
     Closing...................................................1.04(a)
     Closing Date..............................................1.04(a)
     Closing Indebtedness........................................12.01
     Closing Statement.........................................1.05(a)
     Code......................................................4.13(a)
     Company .................................................Preamble
     Company Contracts.........................................4.09(a)
     Confidentiality Agreement....................................6.02
     Deductible ...............................................9.02(b)
     ERISA.......................................................12.01
     Escrow Account...............................................1.07
     Escrow Agreement.............................................1.07
     Escrow Deposit...............................................1.01
     Estimated Net Working Capital................................1.03
     Estimated Purchase Price.................................1.02(ii)
     FDA.........................................................12.01
     General Expiration Date...................................9.01(b)
     Independent Auditor.......................................1.05(a)
     Indemnification Notice....................................9.05(a)
     Indemnitee................................................9.05(a)
     Indemnitor................................................9.05(a)
     Interim Financial Statements.................................4.05
     Laws.........................................................3.03
     Leased Real Property......................................4.07(b)

 Losses...........................................................9.02(a)
 New Plans...........................................................7.07
 Objections Statement.............................................1.05(a)
 Old Plans...........................................................7.07
 Optional Termination Date........................................8.01(d)
 PBM Services....................................................Preamble
 PBM Services Common Stock.......................................Recitals
 Permits..........................................................4.12(1)
 Pharmacy........................................................Preamble
 Pharmacy Common Stock...........................................Recitals
 Preliminary Closing Statement....................................1.05(a)
 Retained Indebtedness..............................................12.01
 Securities Act......................................................5.07
 Seller..........................................................Preamble
 Seller Indemnified Parties..........................................9.03
 Shares..........................................................Recitals
 the Companies' knowledge...........................................13.03
 Tax Benefit.........................................................9.06
 Transaction Agreements..............................................3.01
 Transfer Taxes.....................................................10.07

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.01 Press Releases and Communications; Certain Disclosure.

     (a) No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, customers or suppliers of a Company or Company Subsidiary, shall be issued or made by any party hereto without the joint approval of Buyer and the Seller, unless required by law (in the reasonable opinion of counsel) in which case Buyer and the Seller shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

     (b) Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, any Party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that no Party (nor any employee, representative or other agent thereof) shall disclose (i) any information that is not relevant to an understanding of the U.S. federal income tax treatment of the transactions contemplated by this Agreement, including the identity of any Party to this Agreement (or its employees, representatives or agents) or other information that could lead any Person to determine such identity (ii) any information to the extent such disclosure could result in a violation of any federal or state securities laws or (iii) any information until the earliest of (a) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement, (b) the date of the public announcement of such transactions and (c) the date of the execution of this Agreement.

     13.02 Expenses. Except as otherwise expressly provided herein, each of Seller and Buyer shall pay all of its own respective expenses (including brokers', investment bankers', attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

     13.03 Knowledge Defined. For purposes of this Agreement, the term "the Companies' knowledge" as used herein shall mean the actual knowledge of any of Domenic Meffe, Donald Howard, Claudia Griffiths, William McCormick, Steve Jensen and Ethan Budin.

     13.04 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Companies, and the Seller shall, unless another address is specified in writing, be sent to the addresses indicated below:

         Notices to Buyer:

         Express Scripts, Inc.
         13900 Riverpoint Drive
         Maryland Heights, MO 63043
         Attn:  General Counsel

         with a copy to:

         Simpson Thacher & Bartlett LLP
         425 Lexington Avenue
         New York, NY 10021
         Attn:  Gary I. Horowitz

         Notices to Seller:

         CPS Holdings, LLC
         c/o GTCR Golder Rauner, LLC
         6100 Sears Tower
         Chicago, IL 60606-6402
         Attn:    Edgar D. Jannotta, Jr.
                  Ethan A. Budin
         (312) 382-2201 (facsimile)

         with a copy to:
         --------------

         Kirkland & Ellis LLP
         200 East Randolph Drive
         Chicago, Illinois 60601
         Attn:    Stephen L. Ritchie, P.C.


         Notices to the Companies:

         CuraScript Pharmacy, Inc.
         CuraScript PBM Services, Inc.
         7101 TPC Drive, Suite 150
         Orlando, FL 32822
         Attn:  President
         (407) 852-4961
         with a copy to:
         --------------

         CPS Holdings, LLC
         c/o GTCR Golder Rauner, LLC
         6100 Sears Tower
         Chicago, IL 60606-6402
         Attn:    Edgar D. Jannotta, Jr.
                  Ethan A. Budin
         (312) 382-2201 (facsimile)

         and:

         Kirkland & Ellis LLP
         East Randolph Drive
         Chicago, Illinois 60601
         Attn:    Stephen L. Ritchie, P.C.


     13.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Buyer without the prior written consent of the Seller.

     13.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.07 References. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section," "Exhibit," or "Schedule" shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

     13.08 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

     13.09 Amendment and Waiver. Any provision of this Agreement or the schedules or exhibits may be amended or waived only in a writing signed by Buyer, the Companies and the

Seller. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

     13.10 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     13.11 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

     13.12 Specific Performance. Each of the Parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     13.13 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such other Person being deemed a third party beneficiary of this Agreement, except as provided in Sections 9.02 and 9.03.

     13.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.12.

13.15 Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of any federal court located in the State of Delaware and any Delaware state court, for the purposes of any suit, action or other proceeding arising out of this Agreement or Transaction Document or any transaction contemplated hereby or thereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such

Party's respective address set forth herein shall be effective service of process, summons or notice for any such suit, action or proceeding pursuant to this Section. Each Party irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     13.16 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

                                   * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the day and year first above written.


                         COMPANIES:

                         CURASCRIPT PHARMACY, INC.

                         By:               /s/ Dom Meffe
                               --------------------------------------
                         Name:             Dom Meffe
                               --------------------------------------
                         Its: President and Chief Executive Officer


                         CURASCRIPT PBM SERVICES, INC.

                         By:               /s/ Dom Meffe
                               --------------------------------------
                         Name:             Dom Meffe
                               --------------------------------------
                         Its: President and Chief Executive Officer


                         SELLER:

                         CPS HOLDINGS, LLC

                         By:               /s/ Dom Meffe
                               --------------------------------------
                         Name:             Dom Meffe
                               --------------------------------------
                         Its: President and Chief Executive Officer


                         BUYER:

                         EXPRESS SCRIPTS, INC.
                         By:               /s/ George Paz
                               --------------------------------------
                         Name:             George Paz
                               --------------------------------------
                         Its:              President